DEED OF LEASE

                                 by and between

                         CNL RETIREMENT MA3 VIRGINIA, LP
                         a Delaware limited partnership,
                                (as "Landlord"),

                                       and

                         MARRIOTT CONTINUING CARE, LLC,
                      a Delaware limited liability company,
                                  (as "Tenant")

                                       for

                The Fairfax Continuing Care Retirement Community
                9140 Belvoir Wood Parkway, Ft. Belvoir, Virginia



                           DATED AS OF MARCH 28, 2003






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                                TABLE OF CONTENTS


I. DEFINITIONS...................................................................................................1

II. LEASED PROPERTY AND TERM....................................................................................14

         Section 2.1           Leased Property..................................................................14

         Section 2.2           Condition of Leased Property.....................................................15

         Section 2.3           Fixed Term.......................................................................15

         Section 2.4           Extended Term....................................................................15

III. RENT.......................................................................................................16

         Section 3.1           Rent.............................................................................16

         Section 3.2           Late Payment of Rent, Etc........................................................19

         Section 3.3           Net Lease........................................................................20

         Section 3.4           Lifecare Bonds...................................................................21

IV. USE OF THE LEASED PROPERTY..................................................................................23

         Section 4.1           Permitted Use....................................................................23

         Section 4.2           Necessary Approvals..............................................................23

         Section 4.3           Lawful Use, Etc..................................................................23

         Section 4.4           Compliance with Legal/Insurance Requirements, Etc................................23

         Section 4.5           Environmental Matters............................................................23

         Section 4.6           Title Encumbrances...............................................................25

V. MAINTENANCE AND REPAIRS......................................................................................26

         Section 5.1           Maintenance and Repair...........................................................26

         Section 5.2           Tenant's Personal Property.......................................................31

         Section 5.3           Yield Up.........................................................................31

VI. IMPROVEMENTS, ETC...........................................................................................32

         Section 6.1           Improvements to the Leased Property..............................................32

         Section 6.2           Construction.....................................................................32

         Section 6.3           Salvage..........................................................................32

         Section 6.4           Equipment Leases.................................................................32

VII. LIENS......................................................................................................33

VIII. PERMITTED CONTESTS........................................................................................33

IX. INSURANCE...................................................................................................34

         Section 9.1           General Insurance Requirements...................................................34

         Section 9.2           General Insurance Provisions.....................................................36

         Section 9.3           Costs and Expenses...............................................................37

         Section 9.4           Indemnification of Landlord......................................................37

         Section 9.5           Indemnification of Tenant........................................................38

         Section 9.6           Limitation on Liability..........................................................38

X. CASUALTY.....................................................................................................38

         Section 10.1          Damage and Repair................................................................38

         Section 10.2          Tenant's Property................................................................39

         Section 10.3          Restoration of Tenant's Property.................................................40

         Section 10.4          No Abatement of Rent.............................................................40

         Section 10.5          Waiver...........................................................................40

XI. CONDEMNATION................................................................................................40

         Section 11.1          Total Condemnation, Etc..........................................................40

         Section 11.2          Partial Condemnation.............................................................40

         Section 11.3          Disbursement of Award............................................................41

         Section 11.4          Abatement of Rent................................................................41

XII. DEFAULTS AND REMEDIES......................................................................................41

         Section 12.1          Events of Default................................................................41

         Section 12.2          Remedies.........................................................................43

         Section 12.3          Waiver of Jury Trial.............................................................44

         Section 12.4          Application of Funds.............................................................44

         Section 12.5          Landlord's Right to Cure Tenant's Default........................................45

         Section 12.6          Good Faith Dispute...............................................................45

XIII. HOLDING OVER..............................................................................................45

XIV. LANDLORD'S NOTICE OBLIGATIONS; LANDLORD DEFAULT............................................................45

         Section 14.1          Landlord Notice Obligation.......................................................45

         Section 14.2          Landlord's Default...............................................................46

XV. TRANSFERS BY LANDLORD OR TENANT.............................................................................47

         Section 15.1          Transfer Consent to Transfer by Landlord.........................................47

         Section 15.2          Conditions of Landlord Transfer..................................................47

         Section 15.3          Transfer of Interest in Landlord.................................................48

XVI. SUBLETTING AND ASSIGNMENT..................................................................................49

         Section 16.1          Subletting and Assignment........................................................49

         Section 16.2          Required Sublease Provisions.....................................................50

         Section 16.3          Permitted Sublease and Assignment................................................50

         Section 16.4          Sublease Limitation..............................................................50

XVII. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS............................................................51

         Section 17.1          Estoppel Certificates............................................................51

         Section 17.2          Financial Statements.............................................................51

         Section 17.3          Annual Operating Projection......................................................52

XVIII. LANDLORD'S RIGHT TO INSPECT..............................................................................53

XIX. FACILITY MORTGAGES.........................................................................................53

         Section 19.1          Landlord May Grant Lien..........................................................53

         Section 19.2          Subordination of Lease...........................................................54

         Section 19.3          Notices..........................................................................55

XX. ADDITIONAL COVENANTS OF TENANT..............................................................................55

         Section 20.1          Conduct of Business..............................................................55

         Section 20.2          Certain Debt Prohibited..........................................................55

         Section 20.3          Expert Decisions.................................................................56

         Section 20.4          Distributions, Payments to Affiliates, Etc.......................................56

XXI. MISCELLANEOUS..............................................................................................57

         Section 21.1          Limitation on Payment of Rent....................................................57

         Section 21.2          No Waiver........................................................................57

         Section 21.3          Remedies Cumulative..............................................................57

         Section 21.4          Severability.....................................................................57

         Section 21.5          Acceptance of Surrender..........................................................58

         Section 21.6          No Merger of Title...............................................................58

         Section 21.7          Conveyance by Landlord...........................................................58

         Section 21.8          Quiet Enjoyment..................................................................58

         Section 21.9          Memorandum of Lease..............................................................58

         Section 21.10         Notices..........................................................................59

         Section 21.11         Construction; Non-recourse.......................................................60

         Section 21.12         Counterparts; Headings...........................................................60

         Section 21.13         Applicable Law, Etc..............................................................61

         Section 21.14         Right to Make Agreement..........................................................61

         Section 21.15         Disclosure of Information........................................................61

         Section 21.16         Competing Facilities.............................................................62

         Section 21.17         Facility Manager.................................................................62
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



EXHIBITS

                  A-       Other Leases
                  B-       The Land
                  C-       Property Expenses
                  D-       Existing Title Encumbrances

                                  DEED OF LEASE

         THIS DEED OF LEASE is entered into as of this 28th day of March, 2003, by and between CNL RETIREMENT MA3 VIRGINIA, LP, a Delaware limited partnership, as landlord ("Landlord"), and MARRIOTT CONTINUING CARE, LLC, a Delaware limited liability company, as tenant ("Tenant").

                              W I T N E S S E T H :

         WHEREAS, Landlord has acquired fee simple title to the Leased Property (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Article I) which is improved as a continuing care retirement community; and

         WHEREAS, Landlord desires to lease the Leased Property to Tenant and Tenant desires to lease the Leased Property from Landlord, all subject to and upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                                 I. DEFINITIONS

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this
Article I shall have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP,
(iii) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (iv) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Accounting Period" shall mean each calendar month.

         "Accounting Year" shall mean each period of twelve (12) Accounting Periods of which the first Accounting Period shall commence on the first day of the first full Accounting Period and ending upon the expiration of eleven (11) Accounting Periods after such first Accounting Period. Each successor Accounting Year shall be each period of twelve (12) Accounting Periods thereafter.

         "Additional Charges" shall have the meaning given such term in Section 3.1.3.

         "Additional Rent" shall mean that amount, if any, by which (A) the product of (i) fourteen percent (14%), multiplied by (ii) the sum of Landlord's Computation Basis and Landlord's Additional Investment exceeds (B) Minimum Rent for each Fiscal Quarter.

         "Affiliate(s)" means any individual or entity directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with a party. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation, the right to the exercise, directly or indirectly, of more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation, and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

         "Agreement" shall mean this Deed of Lease, including all Exhibits hereto, as it and they may be amended from time to time as herein provided.

         "Annual  Financial  Report"  shall have the meaning  given such term in
Section 17.2.1.

         "Annual Operating Projection" shall have the meaning given such term in
Section 17.3.

         "Applicable Laws" shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to (a) the operation of a continuing care retirement community and the facilities included therein, or (b) injury to, or the protection of, real or personal property or human health (except those requirements which, by definition, are solely the responsibility of employers) or the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

         "Applicable Percentage" shall mean, with respect to any Accounting Period, or portion thereof, five percent (5%).

         "Assumption Agreement" means that certain Assumption and Reimbursement Agreement dated as of March 28, 2003 by and among Marriott International, Inc. and Tenant, as assignors, and CNL Retirement Properties, Inc., CNL Retirement MA3 Pennsylvania, LP, and Landlord, as assignees.

         "Award" shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of the Leased Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord or Tenant in connection with obtaining any such award).

         "Base Tenant Fee" means an amount payable to Tenant equal to six percent (6%) of Total Facility Revenues (exclusive of Non-Refundable Entrance
Fees).

         "Business Day(s)" means Monday through Friday except for New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day, or any other day on which banks or other financial institutions located in the State are authorized by law to close.

         "Calculation Period" shall mean each successive period of twelve (12) consecutive Accounting Periods commencing with the first Accounting Period following the Commencement Date.

         "Capital Expenditure" shall mean expenditures necessary for major repairs, alterations, improvements, renewals and replacements to the structure or exterior facade of the Facility, or to the mechanical, electrical, heating, ventilating, air conditioning, plumbing, or vertical transportation elements of the Facility, or required under Section 4.4, 4.5 or Article V.

         "Case Goods" shall mean furniture and furnishings used in the Facility, including, without limitation: chairs, beds, chests, headboards, desks, lamps, tables, television sets, mirrors, pictures, wall decorations and similar items.

         "Claim" shall have the meaning given such term in Article VIII.

         "Code" shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as amended from time to time.

         "Collective Leased Properties" shall mean, collectively, the Leased Property and every other Leased Property (as defined therein) under the Other Leases, but shall in any event exclude any Leased Property with respect to which the applicable Other Lease has been terminated pursuant to its terms.

         "Commencement Date" shall mean the date of this Agreement.

         "Competitor" shall mean a Person that owns or has an equity interest in a continuing care retirement community, assisted living facility, and/or senior living facility brand, trade name, system or chain (a "Brand") which comprises at least ten (10) continuing care retirement communities, assisted living facilities and/or senior living facilities; provided that such Person shall not be deemed a Competitor if it holds its interest in a Brand merely as a mere passive investor that has no control or influence over the business decisions of the Brand at issue, such as a mere limited partner in a partnership, a mere shareholder in a corporation or a mere payee of royalties based on a prior sale transaction. A mere passive investor that is represented by a Mere Director on the board of directors of a Competitor shall not be deemed to have control or influence over the business decisions of that Competitor.

         "Condemnation" shall mean (a) the exercise of any governmental power with respect to the Leased Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of the Leased Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of all or part of the Leased Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any Condemnation or other eminent domain proceeding affecting the Leased Property, whether or not the same shall have actually been commenced.

         "Condemnor" shall mean any public or quasi-public authority, or Person having the power of Condemnation.

         "Continuing Care Agreement" shall mean an agreement entered into between Tenant and each resident of the Facility, setting forth the terms and conditions of such residency, including a "Residence with Continuing Care Agreement" or similar agreement entered into between a resident and Tenant with respect to the Retirement Community.

         "Controlling Interest" shall mean with respect to a corporation, the right to the exercise, directly or indirectly, of more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation, and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

         "CRP"  shall  mean  CNL   Retirement   Properties,   Inc.,  a  Maryland
corporation.

         "Date of Taking" shall mean the date the Condemnor has the right to possession of the Leased Property, or any portion thereof, in connection with a Condemnation.

         "Day(s)" means one or more calendar days(s).

         "Default" shall mean any event or condition existing which with the giving of notice and/or lapse of time would ripen into an Event of Default.

         "Disbursement Rate" shall mean an annual rate of interest equal to the Prime Rate plus one percentage point (1%).

         "Distribution" shall mean (a) any declaration or payment of any dividend (except dividends payable in common stock of Tenant) on or in respect of any shares of any class of capital stock of Tenant, if Tenant is a corporation, or any cash distributions in respect of any partnership or membership interests in Tenant, if Tenant is a partnership or limited liability company, (b) any purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of Tenant, if Tenant is a corporation, or any purchase, redemption, retirement or other acquisition of any partnership or membership interests in Tenant, if Tenant is a partnership or limited liability company, (c) any other distribution on or in respect of any shares of any class of capital stock of Tenant, if Tenant is a corporation, or any other distribution in respect of any partnership or membership interests in Tenant, if Tenant is a partnership or a limited liability company, or (d) any return of capital to shareholders of Tenant, if Tenant is a corporation, or any return of capital to partners or members in Tenant, if Tenant is a partnership or limited liability company.

         "Draft Annual Operating Projection" shall have the meaning given such term in Section 17.3.

         "Emergency Requirements" shall mean any of the following events or circumstances: (i) an emergency threatening the Retirement Community, or the life or property of its residents, invitees or employees; (ii) a Legal Requirement; (iii) a condition, the continuation of which is likely to subject Landlord or the Tenant to civil or criminal liability; or (iv) a Force Majeure event that prevents Tenant from managing or operating the Retirement Community pursuant to industry standards.

         "Employee Claim(s)" means any and all claims (including all fines, judgments, penalties, costs, Litigation and/or arbitration expenses, attorneys' fees and expenses, and costs of settlement with respect to any such claim) by any employee or employees of Tenant against Landlord or Tenant with respect to the employment at the Retirement Community of such employee or employees. "Employee Claims" shall include, without limitation, the following: (i) claims which are eventually resolved by arbitration, by Litigation or by settlement;
(ii) claims which also involve allegations that any applicable employment-related contracts affecting the employees at the Retirement Community have been breached; and (iii) claims which involve allegations that one or more of the Employment Laws has been violated; provided, however, that "Employee Claims" shall not include claims for worker compensation benefits or for unemployment benefits.

         "Employment Law(s)" means any federal, state or local law (including the common law), statute, ordinance, rule, regulation, order or directive with respect to employment, conditions of employment, benefits, compensation, or termination of employment that currently exists or may exist at any time during the Term of this Agreement, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Workers Adjustment and Retraining Act, the Occupational Safety and Health Act, the Immigration Reform and Control Act of 1986, the Polygraph Protection Act of 1988 and the Americans With Disabilities Act of 1990.

         "Encumbrance" shall have the meaning given such term in Section 19.1.

         "Entity" shall mean any corporation, general or limited partnership, limited liability company, limited liability partnership, stock company or association, joint venture, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency or political subdivision thereof or any other entity.

         "Entrance Fees" shall mean any Refundable Entrance Fees and any Non-Refundable Entrance Fees paid by residents entering into Continuing Care Agreements.

         "Environment" shall mean soil, surface waters, ground waters, land, streams, sediments, surface or subsurface strata and ambient air.

         "Environmental Law(s)" shall mean: (i) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., as now or hereafter amended and the Resource Conservation and Recovery Act of 1976, as now or hereafter amended; (ii) the regulations promulgated thereunder, from time to time; and (iii) all federal, state and local laws, rules and regulations (now or hereafter in effect) dealing with the use, generation, treatment, management, storage, disposal or abatement of Hazardous Substances or protection of human health or the environment.

         "Environmental  Notice"  shall  have the  meaning  given  such  term in
Section 4.5.1.

         "Environmental  Obligation"  shall have the meaning  given such term in
Section 4.5.1.

         "Event of Default" shall have the meaning given such term in Section 12.1.

         "Existing Title Encumbrances" shall mean as of the Commencement Date, the Title Encumbrances as identified on Exhibit "D" attached hereto and by this reference incorporated herein.

         "Expert" shall mean an independent, nationally recognized continuing care retirement community consulting firm or individual who is qualified to resolve the issue in question, and who is appointed in each instance by agreement of the parties or, failing agreement, each party shall select one (1) such nationally recognized consulting firm or individual and the two (2) respective firms and/or individuals so selected shall select another such nationally recognized consulting firm or individual to be the Expert. Each party agrees that it shall not appoint an individual as an Expert hereunder if the individual is, as of the date of appointment or within six (6) months prior to such date, employed by such party, either directly or as a consultant, in connection with any other matter. In the event that either party calls for an Expert determination pursuant to the terms hereof, the parties shall have ten
(10) Days from the date of such request to agree upon an Expert and, if they fail to agree, each party shall have an additional ten (10) Days to make its respective selection of a firm or individual, and within ten (10) Days of such respective selections, the two (2) respective firms and/or individuals so selected shall select another such nationally recognized consulting firm or individual to be the Expert. If either party fails to make its respective selection of a firm or individual within the ten (10) Day period provided for above, then the other party's selection shall be the Expert. Also, if the two
(2) respective firms and/or individuals so selected shall fail to select a third nationally recognized consulting firm or individual to be the Expert, then such Expert shall be appointed by the American Arbitration Association and shall be a qualified person having at least ten (10) years recent professional experience as to the subject matter in question. Prior to the actual occurrence of a dispute hereunder, upon request by either party, the parties shall in good faith select and agree upon the firm or individual who will perform the duties of the Expert hereunder with respect to one, some or all of the issues that may be referred to an Expert pursuant to the provisions of this Agreement; provided that at any time after such pre-approval of an Expert, upon the request of either party based upon a reasonable objection to such Expert, the parties shall in good faith discuss the replacement of such Expert with respect to one, some or all of the issues that may be referred to such Expert hereunder.

         "Extended Terms" shall have the meaning given such term in Section 2.4.

         "Facility" shall mean the continuing care retirement community being operated on the Leased Property.

         "Facility Mortgage" shall mean any Encumbrance placed upon the Leased Property in accordance with Article XIX.

         "Facility Mortgagee" shall mean the holder of any Facility Mortgage.

         "FAS" shall mean items included within "Property and Equipment" under GAAP, including, but not limited to, linen, china, glassware, silver, uniforms, and similar items, whether used in connection with public space or in resident rooms.

         "First Amendment of the Purchase and Sale Agreement" shall mean that certain First Amendment to the Purchase and Sale Agreement dated as of March 28, 2003 by and among (i) Tenant, (ii) CNL Retirement MA3, LP, a Delaware limited partnership, or assigns, (iii) Marriott International, Inc., a Delaware corporation and (iv) CNL Retirement Properties, Inc., a Maryland corporation, pertaining to purchase and sale of the Leased Property.

         "Fiscal Quarter" shall mean, with respect to the first, second, third and fourth quarter of any Fiscal Year, Accounting Periods one (1) through three
(3), four (4) through six (6), seven (7) through nine (9) and ten (10) through twelve (12), respectively, of such Fiscal Year.

         "Fiscal Year" shall mean the calendar year.

         "Fixed Term" shall have the meaning given such term in Section 2.3.

         "FF&E" means furniture, furnishings, fixtures, Soft Goods, Case Goods, vehicles and equipment (including, but not limited to, telephone systems, facsimile machines, communications and computer systems hardware) but shall not include FAS or any Software.

         "Fixtures" shall have the meaning given such term in Section 2.1(d).

         "Force Majeure" means acts of God, acts of war, civil disturbance, governmental action (including the revocation or refusal to grant licenses or permits, where such revocation or refusal is not due to the fault of the party whose performance is to be excused for reasons of Force Majeure), strikes, lockouts, fire, unavoidable casualties or any other causes beyond the reasonable control of either party.

         "Future Title  Encumbrances"  shall have the meaning given such term in
Section 4.6.2.

         "GAAP" means Generally Accepted Accounting Principles as adopted by the Financial Standards Accounting Board.

         "GDP Deflator" shall mean the "Gross Domestic Product Implicit Price Deflator" issued from time to time by the United States Bureau of Economic Analysis of the Department of Commerce, or if the aforesaid GDP Deflator is not at such time so prepared and published, any comparable index selected by Tenant and reasonably acceptable to Landlord, (a "Substitute Index") then prepared and published by an agency of the Government of the United States, appropriately adjusted for changes in the manner in which such index is prepared and/or year upon which such index is based. Except as otherwise expressly stated herein, whenever a number or amount is required to be "adjusted by the GDP Deflator," or similar terminology, such adjustment shall be equal to the percentage increase or decrease in the GDP Deflator which is issued for the month in which such adjustment is to be made (or, if the GDP Deflator for such month is not yet publicly available, the GDP Deflator for the most recent month for which the GDP Deflator is publicly available) as compared to the GDP Deflator which was issued for the month in which the Commencement Date occurred.

         "Government Agencies" shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or the Leased Property or any portion thereof or the Retirement Community operated thereon.

         "Hazardous Substances" shall mean and include, biocontaminants, such as mold, and any substance or material containing one or more of any of the following: "hazardous material," "hazardous waste," "hazardous substance," "regulated substance," "petroleum," "pollutant," "contaminant," or "asbestos" as such terms are defined in any applicable Environmental Law in such concentration(s) or amount(s) as may impose clean-up, removal, monitoring or other responsibility under the Environmental Laws, as the same may be amended from time to time, or which may present a significant risk of harm to residents, invitees or employees of the Retirement Community.

         "Impositions" means all real estate and personal property taxes, levies, assessments and similar charges including, without limitation, the following: all water, sewer or similar fees, rents, rates, charges, excises or levies; vault license fees or rentals; License fees; inspection fees and other authorization fees and other governmental charges of any kind or nature whatsoever, whether general or special, ordinary or extraordinary, foreseen or unforeseen, or hereinafter levied or assessed of every character (including all interest and penalties thereon), which at any time during or in respect of the Term of this Agreement may be assessed, levied, confirmed or imposed on Landlord or Tenant with respect to the Retirement Community or the operation thereof, or otherwise in respect of or be a lien upon the Retirement Community (including, without limitation on any of the FF&E, Inventories or FAS now or hereafter located therein). Impositions shall not include any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax imposed on Landlord or Tenant, or any income tax imposed on any income of Landlord or Tenant (including the Rent payable pursuant to this Agreement), all of which shall be paid solely by Landlord or Tenant as the recipient of such income, not from Total Facility Revenues nor from the FF&E Reserve.

         "Indebtedness" shall mean all obligations, contingent or otherwise, which in accordance with GAAP should be reflected on the obligor's balance sheet as liabilities.

         "Insurance Requirements" shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord, Tenant or the Leased Property.

         "Interest Rate" shall mean ten percent (10%) per annum.

         "Interim Report" shall have the meaning given such term in Section 17.2.2.

         "Inventories" means "Inventories" as defined by GAAP such as, but not limited to, provisions in storerooms, refrigerators, pantries and kitchens; medical supplies; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

         "Land" shall have the meaning given such term in Section 2.1(a).

         "Landlord" shall have the meaning given such term in the preambles to this Agreement and shall include its permitted successors and assigns.

         "Landlord Default" shall have the meaning given such term in Section 14.2.

         "Landlord Liens" shall mean liens on or against the Leased Property or any payment of Rent (a) which result from any act of, or any claim against, Landlord or any owner (other than Tenant) of a direct or indirect interest in the Leased Property, or which result from any violation by Landlord of any terms of this Agreement or the Purchase Agreement, or (b) which result from liens in favor of any taxing authority by reason of any tax owed by Landlord or any fee owner of a direct or indirect interest in the Leased Property; provided, however, that "Landlord Lien" shall not include any lien resulting from any tax for which Tenant is obligated to pay or indemnify Landlord against until such time as Tenant shall have already paid to or on behalf of Landlord the tax or the required indemnity with respect to the same.

         "Landlord's Additional Funding Obligation" shall mean the sum of $3,247,959.00 less any amount paid to Marriott International, Inc. pursuant to
Section 3 of the First Amendment to the Purchase and Sale Agreement as relating to expenditures made by Marriott International, Inc. on the Leased Property prior to the Commencement Date.

         "Landlord's Additional Investment" shall mean the cost of any repairs, maintenance, renovations or replacements pursuant to (x) Section 5.1.3(c) or
Section 5.1.5(b), and not paid out of Total Facility Revenues, from the Reserve or from insurance proceeds and (y) the cost of any repairs or replacements funded by Landlord from Landlord's own funds pursuant to Section 10.1.1 by reason of insufficient insurance proceeds.

         "Landlord's Computation Basis" is Forty-Two Million Nine Hundred Eighty-Nine Thousand Five Hundred Eight and 00/100 Dollars ($42,989,508.00).

         "Lease Year" shall mean any Fiscal Year during the Term and any partial Fiscal Year at the beginning or end of the Term.

         "Leased Improvements" shall have the meaning given such term in Section 2.1(b).

         "Leased Intangible Property" shall mean all Intangible Property (as defined in the Purchase and Sale Agreement) acquired by Landlord with respect to the Leased Property pursuant to the Purchase Agreement.

         "Leased  Personal  Property"  shall have the meaning given such term in
Section 2.1(e).

         "Leased  Property"  shall have the  meaning  given such term in Section
2.1.

         "Legal Requirement(s)" means any federal, state or local law, code, rule, ordinance, regulation or order of any governmental authority or agency having jurisdiction over the business or operation of the Retirement Community or the matters which are the subject of this Agreement, including, without limitation, any resident care or health care, building, zoning or use laws, ordinances, regulations or orders, environmental protection laws and fire department rules.

         "License(s)" means any license, permit, decree, act, order, authorization, registration, certificate of authority, disclosure statement or other approval (including Medicare/Medicaid certification to the extent applicable), mandatory filing or instrument which is necessary in order to operate the Facility in accordance with Legal Requirements.

         "Lien" shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of property or assets for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors.

         "Lifecare Bonds" means those certain bonds previously or hereafter (as the context may require) issued to residents of the Retirement Community to secure Tenant's performance under a "Residence with Continuing Care Agreement" or similar agreement entered into between such resident and Tenant with respect to the Retirement Community.

         "Lifecare  Bond  Reserve"  shall  have the  meaning  given such term in
Section 3.4.2.

         "Litigation" means: (i) any cause of action commenced in a federal, state or local court; or (ii) any claim brought before an administrative agency or body (for example, without limitation, employment discrimination claims) relating to the Retirement Community and/or the ownership and/or operation thereof.

         "Marketing Fee" means an amount payable to Tenant equal to four and one half percent (4.5%) of Non-Refundable Entrance Fees.

         "Mere Director" shall mean a Person who holds the office of director of a corporation and who, as such director, has the right to vote not more than twelve and one-half percent (12.5%) of the total voting rights on the board of directors of such corporation, and who represents or acts on behalf of a mere passive investor which neither (i) owns more than three percent (3%) of the total voting rights attributable to all shares or ownership interests of a Competitor, nor (ii) otherwise has the power to direct or cause the direction of the management or policies of a Competitor.

         "Minimum Rent" shall mean the Rent payable pursuant to Section 3.1.1, subject to adjustment pursuant to the terms of this Lease.

         "Minor Casualty" shall mean any fire or other casualty which results in damage to the Facility and/or its contents, to the extent that the total cost (in Landlord's reasonable judgment) of repairing and/or replacing of the damaged portion of the Facility to the same condition as existed previously does not exceed the dollar amount of Two Million Dollars ($2,000,000), said dollar amount to be adjusted by the GDP Deflator.

         "Non-Refundable Entrance Fees" means any entrance fees paid by any resident upon commencing residence at the Facility which do not have to be repaid pursuant to the terms of the Continuing Care Agreement or any other agreement with said resident, including but not limited to any "Entrance Fee," "Lifecare Fee" and "Additional Occupant Lifecare Fee."

         "Notice" shall mean a notice given in accordance with Section 22.10.

         "Operating Profit" shall mean, any excess of Total Facility Revenues over Property Expenses.

         "Other Leases" shall mean, collectively, the Lease Agreements between Landlord, or an Affiliate of Landlord, and Tenant with respect to the properties described on Exhibit A, but excluding any Lease Agreements terminated pursuant to their terms or by mutual agreement of the parties.

         "Overdue Rate" shall mean, on any date, a per annum rate of interest equal to the lesser of (i) twelve percent (12%) or (ii) the maximum rate then permitted under applicable law.

         "Parent" shall mean, with respect to any Person, any Person which directly, or indirectly through one or more Subsidiaries or Affiliates, (i) owns fifty-one percent (51%) or more of the voting or beneficial interest in, or (ii) otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

         "Permitted Use" shall mean any use of the Leased Property permitted pursuant to Section 4.1.

         "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

         "Pooling Agreement" shall mean the Pooling Agreement, dated as of the date hereof, made by Tenant, Landlord and Affiliates of Landlord with respect to the Collective Leased Properties, as may be amended from time to time.

         "Prime Rate" means the "prime rate" as published in the "Money Rates" section of The Wall Street Journal; however, if such rate is, at any time during the Term, no longer so published, the term "Prime Rate" means the average of the prime interest rates which are announced, from time to time, by the three (3) largest banks (by assets) headquartered in the United States which publish a "prime rate."

         "Property Expenses" is defined in Exhibit C attached hereto.

         "Proprietary Information" shall mean (a) all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than that which is commercially available to the retail customer, which are used by Tenant in connection with the property management system and all future electronic systems developed by Tenant or any Affiliate of Tenant for use in the Retirement
Community, (b) all manuals, brochures and directives used by Tenant at the Retirement Community regarding the procedures and techniques to be used in operating the Retirement Community, (c) customer lists, and (d) employee records which must remain confidential either under Legal Requirements or under reasonable corporate policies of Tenant or any Affiliate of Tenant.

         "Purchase Agreement" shall mean the Purchase and Sale Agreement, dated as of December 20, 2002, by and between CNL Retirement MA3, LP, as purchaser, Marriott Continuing Care, LLC, as seller, Marriott International, Inc., as may be amended from time to time.

         "Refundable Entrance Fees" means any entrance fees paid by residents upon commencing residence at the Facility pursuant to a Continuing Care Agreement, which fees residents or their estates are entitled to receive back in accordance with the terms of such Continuing Care Agreements and which repayment obligations are secured by Lifecare Bonds.

         "Related Person" shall mean any entity in which Landlord, or any direct or indirect partner of Landlord, has a direct or indirect interest, and any individual or Entity whose ownership of the lease of Property would cause such Leased Property to be a "related party tenant", with respect to the Landlord or any direct or indirect partner of the Landlord, within the meaning of Section 865(d)(2)(B) of the Code.

         "Rent" shall mean, collectively, the Minimum Rent, Additional Rent and Additional Charges.

         "Reserve" shall have the meaning given such term in Section 5.1.2(a).

         "Reserve Estimate" shall have the meaning given such term in Section 5.1.2(d).

         "Retirement Community" shall mean the Leased Property and all FF&E, FAS and Inventories installed therein.

         "Sale of the Entity" shall have the meaning given such term in Section 15.3.

         "SEC" shall mean the Securities and Exchange Commission.

         "Soft Goods" shall mean all fabric, textile and flexible plastic products (not including items which are classified as "Fixed Asset Supplies" under GAAP) which are used in furnishing the Facility, including, without limitation: carpeting, drapes, bedspreads, wall and floor coverings, mats, shower curtains and similar items.

         "Software" means all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than computer software which is commercially available to the retail customer, which are used by Tenant in connection with its operations at the Facility.

         "State" shall mean the State in which the Leased Property is located.

         "Subsidiary" shall mean, with respect to any Person, any Entity in which such Person directly, or indirectly through one or more Subsidiaries or Affiliates, (a) owns fifty-one percent (51%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

         "Tenant" shall have the meaning given such term in the preamble to this Agreement and shall include its permitted successors and assigns.

         "Tenant Incentive Fee" shall mean, to the extent available after payment of Property Expenses, payments to the Reserve and payment of Minimum Rent to Landlord, an additional management fee paid to Tenant equal to two percent (2%) of Total Facility Revenues.

         "Tenant's Personal Property" shall mean all motor vehicles, Inventories, FAS and any other tangible personal property of Tenant, if any, acquired by Tenant at its election and with its own funds on and after the date hereof and located at the Leased Property or used in Tenant's business at the Leased Property and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, other than any items included within the definition of Proprietary Information.

         "Term" shall mean, collectively, the Fixed Term and the Extended Terms, to the extent properly exercised pursuant to the provisions of Section 2.4, unless sooner terminated pursuant to the provisions of this Agreement.

         "Title   Encumbrance"   means  any   covenant,   easement,   condition,
restriction or agreement affecting title to the Retirement Community but not including any mortgage.

         "Total Casualty" shall mean any fire or other casualty which results in damage to the Facility and its contents to the extent that the total cost of repairing and/or replacing the damaged portion of the Facility to the same condition as existed previously would be fifty percent (50%) or more of the then total replacement cost of the Facility.

         "Total Facility Revenues" shall mean, for each Accounting Period, all revenues and receipts of every kind derived from operating the Retirement Community and all departments and parts thereof, including, but not limited to: income (from both cash and credit transactions) from monthly occupancy fees, interest earned (if any) on Refundable Entrance Fees held by Tenant, health care fees and ancillary services fees received pursuant to various agreements with residents of the Retirement Community; income from food and beverage, and catering sales; income from telephone charges; income from vending machines; and proceeds, if any, from business interruption or other loss of income insurance, all determined in accordance with GAAP; provided, however, that Total Facility Revenues shall not include: (i) gratuities to employees at the Retirement Community; (ii) federal, state or municipal excise, sales or use taxes or similar taxes imposed at the point of sale and collected directly from residents or guests of the Retirement Community or included as part of the sales price of any goods or services; (iii) proceeds from the sale of FF&E (iv) interest received or accrued with respect to the monies in any operating or reserve accounts of the Retirement Community; (v) any cash refunds, rebates or discounts to residents of the Retirement Community, or cash discounts and credits of a similar nature, given, paid or returned in the course of obtaining Total
Facility Revenues or components thereof; (vi) proceeds from any sale of the Retirement Community, or any other capital transaction; (vii) proceeds of any financing transaction affecting the Retirement Community; (viii) security deposits until such time as the same are applied to current fees and other charges due and payable; (ix) awards of damages, settlement proceeds and other payments received by Tenant in respect of any Litigation other than Litigation to collect fees due for services rendered from the Retirement Community; (x) proceeds of any condemnation; (xi) proceeds of any casualty insurance, other than loss of rents or business interruption insurance; (xii) payments under any policy of title insurance; (xiii) Non-Refundable Entrance Fees and (xiv) Refundable Entrance Fees.

         "Transfer" shall have the meaning given such term in Section 15.1.

                          II. LEASED PROPERTY AND TERM

Section 2.1 Leased Property

         Upon and subject to the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord all of Landlord's right, title and interest in and to all of the following (collectively, the "Leased Property"): (a) the land that is more particularly described in Exhibit B, attached hereto and made a part hereof (the "Land"); (b) all buildings, structures and other improvements of every kind including, but not limited to, the Retirement Community, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements"); (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements; (d) all equipment, machinery, fixtures, and other items of property, now or hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant's Personal Property (collectively, the "Fixtures"); (e) all machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures located on or in the Leased Improvements, and all modifications, replacements, alterations and additions to such property, except items, if any, included within the category of Fixtures, but specifically excluding all items included within the category of Tenant's Personal Property (collectively, the "Leased Personal Property"); and (f) all of the Leased Intangible Property.

Section 2.2 Condition of Leased Property

         Tenant acknowledges receipt and delivery of possession of the Leased Property and Tenant accepts the Leased Property in its "as is" condition, subject to the rights of parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Leased Property, all applicable Legal Requirements, the lien of any financing instruments, mortgages and deeds of trust permitted by the terms of this Agreement, and such other matters which would be disclosed by an inspection of the Leased Property and the record title thereto or by an accurate survey thereof. TENANT REPRESENTS THAT IT HAS INSPECTED THE LEASED PROPERTY AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD'S AGENTS OR EMPLOYEES WITH RESPECT THERETO, EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT OF THE CONDITION OF THE LEASED PROPERTY. EXCEPT AS EXPRESSLY SET FORTH HEREIN, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. To the maximum extent permitted by law, however, Landlord hereby assigns to Tenant all of Landlord's rights to proceed against any predecessor in title, contractors and materialmen for breaches of warranties or representations or for latent defects in the Leased Property. Landlord shall fully cooperate with Tenant in the prosecution of any such claims, in Landlord's or Tenant's name, all at Tenant's sole cost and expense.

Section 2.3 Fixed Term

         The initial term of this Agreement (the "Fixed Term") shall commence on the Commencement Date and shall expire on the fifteenth (15th) anniversary of the Commencement Date.

Section 2.4 Extended Term

         Tenant shall have (a) one (1) renewal option for a first renewal term of ten (10) years (the "First Extended Term"), which Tenant may exercise at Tenant's option upon at least twelve(12) months Notice for all, and not less than all, of the Collective Leased Properties, and (b) a second renewal option (conditional on exercise of the first renewal option) for an additional four (4) years and eleven (11) Accounting Periods (the "Second Extended Term") which Tenant may exercise at Tenant's option upon at least twelve (12) months Notice for all, and not less than all, of the Collective Leased Properties. The First Extended Term and the Second Extended Term, if exercised are collectively referred to as the "Extended Terms."

         Unless Tenant gives Landlord written Notice of Tenant's decision not to exercise an Extended Term on or before the date which is twelve (12) months prior to the date of the expiration of the Fixed Term or the First Extended Term (as the case may be), Tenant shall be deemed to have exercised the First Extended Term or the Second Extended Term, as applicable, subject to the conditions set forth in the first paragraph of Section 2.4 above.

         Each Extended Term shall commence on the day succeeding the expiration of the Fixed Term or the preceding Extended Term, as the case may be. All of the terms, covenants and provisions of this Agreement shall apply to each such Extended Term, except that Tenant shall have no right to extend the Term beyond the expiration of the Second Extended Term. Otherwise, the extension of this Agreement shall be effected without the execution of any additional documents; it being understood and agreed, however, that Tenant and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same.

                                   III. RENT

Section 3.1 Rent

         Tenant shall pay, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction (unless otherwise expressly provided in this Agreement), Minimum Rent and Additional Rent to Landlord and Additional Charges to the party to whom such Additional Charges are payable, during the Term. All payments to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion.

              3.1.1 Minimum Rent.

              (a) Payment of Minimum Rent. Minimum Rent for each Accounting Period shall be payable in an amount equal to one-twelfth (1/12th) of the then-applicable Minimum Rent, determined pursuant to Section 3.1.1(b) below. Minimum Rent for each Accounting Period shall be paid on the twenty-second
(22nd) day of the next Accounting Period. If the 22nd day of any Accounting Period is not a Business Day, then Minimum Rent shall be payable on the next Business Day.

              (b) Computation of Minimum Rent.

                        (i) Minimum Rent for the period commencing on March 29, 2003 and ending on March 31, 2003, shall equal $36,217.00 and be paid with Tenant's payment of Minimum Rent due May 22, 2003.

                        (ii) For the Accounting Year that begins on April 1, 2003, Minimum Rent shall equal the product of (x) Landlord's Computation Basis and (y) 10.25%.

                        (iii) At any time that Landlord expends funds that constitute Landlord's Additional Investment hereunder, Minimum Rent shall increase by the product of (x) the amount of such expenditure and (y) 10.25%. Any adjustment to Minimum Rent pursuant hereto shall be memorialized in an amendment to this Agreement fully executed by Landlord and Tenant. Any such increase shall be effective on the date on which Landlord expends such funds, or, in the case of amounts expended by Landlord pursuant to the second sentence of Section 5.1.5(c), shall be effective as of January 1, 2005, and shall be payable when the Minimum Rent for the Accounting Period in which such increase is effective is payable as provided in Section 3.1.1(a); provided, if any such expenditure (other than an expenditure pursuant to the second sentence of Section 5.1.5(c)) is made on a day other than the first (1st) day of an Accounting Period, the monthly payment of Minimum Rent for such Accounting Period shall be pro rated on a per diem basis to reflect that such expenditure was made subsequent to the commencement of the Accounting Period.

                        (iv) Tenant shall receive a credit against the amount of Minimum Rent due each Accounting Period equal to the sum of all Non-Refundable Entrance Fees paid to Landlord during such Accounting Period (or paid to Tenant and remitted to Landlord by Tenant). To the extent that Non-Refundable Entrance Fees paid to Landlord during any Accounting Period exceed the amount of Minimum Rent due for such Accounting Period, Tenant shall receive a credit equal to such excess against the amount of Minimum Rent due for the immediately following Accounting Period(s).

                        (v) Commencing on the first day of each Accounting Year subsequent to the Accounting Year that begins on April 1, 2003, during the Term (including any Extension Term), Minimum Rent shall increase by three percent (3%) over the then current Minimum Rent.

              3.1.2 Additional Rent.

              (a) Payment of Additional Rent. For each Fiscal Year Lessee shall pay Additional Rent, to the extent that such funds are available after payment of Property Expenses, payment of Minimum Rent, payments to the Reserve and payment of the Tenant Incentive Fee. To the extent that funds are not available to pay Additional Rent, any shortfall shall accrue and be payable from future distributions of funds which remain after payment of Property Expenses, payment of Minimum Rent, payments to the Reserve, payments of the Tenant Incentive Fee and payment of any shortfalls then owing to the Reserve.

              (b) Installments. Installments of Additional Rent for each Fiscal Year or portion thereof shall be paid within twenty-two (22) days after the close of each Accounting Period. Installments of Additional Rent due with respect to each Accounting Period shall be equal to the Additional Rent due for all Accounting Periods elapsed during the applicable Fiscal Year less amounts previously paid with respect thereto by Tenant. If the Additional Rent due and payable for such elapsed Accounting Periods, as shown on the statement for the last Accounting Period, is less than the amount previously paid with respect thereto by Tenant, Tenant shall be entitled to offset the amount of such difference against Rent next coming due under this Agreement, such offset to be applied together with interest at the Disbursement Rate accruing from the date of payment by Tenant until the date the offset is applied. If the Additional Rent for such elapsed Accounting Periods, as shown on the statement for the last Accounting Period, is more than the amount previously paid with respect thereto by Tenant, Tenant shall pay to Landlord the amount of such difference, simultaneously with the delivery of such statement, together with interest on the amount of such difference at the Disbursement Rate accruing from the due date of such payment to the date such payment is received by Landlord.

              3.1.3 Additional Charges.

         In addition to the Minimum Rent and Additional Rent payable hereunder, Tenant shall pay to the appropriate parties and discharge as and when due and payable the following (collectively, "Additional Charges"):

              (a) Impositions. Subject to Article VIII relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other reasonably satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto. Landlord, at its expense, shall, to the extent required or permitted by Applicable Law, prepare and file all tax returns and pay all taxes due in respect of Landlord's net income, gross receipts, sales and use, single business, ad valorem, franchise taxes and taxes on its capital stock, and Tenant, at its expense, shall, to the extent required or permitted by Applicable Laws, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Government Agencies. If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event Government Agencies classify any property covered by this Agreement as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns for property covered by this Agreement and/or gross receipts tax returns for Rent received by Landlord from Tenant, Landlord shall file the same with reasonable cooperation from Tenant. Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to prepare a protest which Landlord shall file, at Tenant's written request. All Impositions assessed against such personal property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than the last date on which the same may be made without interest or penalty.

         Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided, however, that Landlord's failure to give any such Notice shall in no way diminish Tenant's obligation hereunder to pay such Impositions (except that Landlord shall be responsible for any interest or penalties incurred as a result of Landlord's failure promptly to forward the same).

              (b) Utility Charges. Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

              (c) Insurance Premiums. Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to
Article IX.

              (d) Other Charges. Tenant shall pay or cause to be paid all other amounts, liabilities and obligations arising in connection with the Leased Property except those obligations expressly assumed by Landlord pursuant to the provisions of this Agreement or expressly stated not to be an obligation of Tenant pursuant to this Agreement. Without limitation, Tenant shall pay or cause to be paid all amounts, liabilities and obligations arising in connection with the Contracts, as defined in the Purchase Agreement.

              (e) Reimbursement for Additional Charges. If Tenant pays or causes to be paid property taxes or similar or other Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of this Agreement, Tenant may, within a reasonable time after the end of the Term, provide Notice to Landlord of its estimate of such amounts. Landlord shall promptly reimburse Tenant for all payments of such taxes and other similar Additional Charges. If any Additional Charges have not been reimbursed to Tenant as of the fifth (5th) day after the Landlord receives Tenant's Notice therefor, Landlord shall pay to Tenant such reimbursement with interest at the Overdue Rate from fifth (5th) day after Tenant's Notice therefor to the date of payment thereof.

Section 3.2 Late Payment of Rent, Etc.

         If any installment of Minimum Rent, Additional Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within ten (10) days after its due date, Tenant shall pay Landlord, within five (5) days after Landlord's written demand therefor, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Tenant pays any Additional Charges directly to Landlord or any Facility Mortgagee pursuant to any requirement of this Agreement, Tenant shall be relieved of its obligation to pay such Additional Charges to the Entity to which they would otherwise be due and Landlord shall pay when due, or cause the applicable Facility Mortgagee to pay when due, such Additional Charges to the Entity to which they are due. If any payment due from Landlord to Tenant shall not be paid within ten (10) days after its due date, Landlord shall pay to Tenant, on demand, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment from the due date of such installment to the date of payment thereof.

         In the event of any failure by Tenant to pay any Additional Charges when due, except as expressly provided in Section 3.1.3(a) with respect to permitted contests pursuant to Article VIII, Tenant shall promptly pay (unless payment thereof is in good faith being contested and enforcement thereof is stayed) and discharge, as Additional Charges, every fine, penalty, interest and cost which may be added for non-payment or late payment of such items. Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Additional Rent.

Section 3.3 Net Lease

         The Rent shall be absolutely net to Landlord so that this Agreement shall yield to Landlord the full amount of the installments or amounts of the Rent throughout the Term, subject to any other provisions of this Agreement which expressly provide otherwise, including, without limitation, those provisions for adjustment, refunding or abatement of such Rent and for the funding of Landlord's obligations pursuant to Sections 5.1.5. This Agreement is a net lease and, except to the extent otherwise expressly specified in this Agreement, it is agreed and intended that Rent payable hereunder by Tenant shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction and that Tenant's obligation to pay all such amounts, throughout the Term and all applicable Extended Terms is absolute and unconditional and except to the extent otherwise expressly specified in this Agreement, the respective obligations and liabilities of Tenant and Landlord hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation:
(a) any defect in the condition, merchantability, design, quality or fitness for use of the Leased Property or any part thereof, or the failure of the Leased Property to comply with all Applicable Laws, including any inability to occupy or use the Leased Property by reason of such noncompliance; (b) any damage to, removal, abandonment, salvage, loss, condemnation, theft, scrapping or destruction of or any requisition or taking of the Leased Property or any part thereof, or any environmental conditions on the Leased Property or any property in the vicinity of the Leased Property; (c) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof including eviction; (d) any defect in title to or rights to the Leased Property or any lien on such title or rights to the Leased Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by any Person; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Tenant or any other Person, or any action taken with respect to this Agreement by any trustee or receiver of Tenant or any other Person, or by any court, in any such proceeding; (g) any right or claim that Tenant has or might have against any Person, including without limitation Landlord (other than a monetary default) or any vendor, manufacturer, contractor of or for the Leased Property; (h) any failure on the part of Landlord or any other Person to perform or comply with any of the terms of this Agreement, or of any other agreement; (i) any invalidity, unenforceability, rejection or disaffirmance of this Agreement by operation of law or otherwise against or by Tenant or any provision hereof; (j) the impossibility of performance by Tenant or Landlord, or both; (k) any action by any court, administrative agency or other Government Agencies; (l) any interference, interruption or cessation in the use, possession or quiet enjoyment of the Leased Property or otherwise; or
(m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether foreseeable or unforeseeable, and whether or not Tenant shall have notice or knowledge of any of the foregoing; provided, however, that the foregoing shall not apply or be construed to restrict Tenant's rights in the event of any act or omission by Landlord constituting negligence or willful misconduct or that constitutes a breach of the Lease by Landlord. Except as specifically set forth in this Agreement, this Agreement shall be noncancellable by Tenant or Landlord for any reason whatsoever and, except as expressly provided in this Agreement, Tenant, to the extent now or hereafter permitted by Applicable Laws, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Agreement or to any diminution, abatement or reduction of Rent payable hereunder. Except as specifically set forth in this Agreement, under no circumstances or conditions shall Landlord be expected or required to make any payment of any kind hereunder or have any obligations with respect to the use, possession, control, maintenance, alteration, rebuilding, replacing, repair, restoration or operation of all or any part of the Leased Property, so long as the Leased Property or any part thereof is subject to this Agreement, and Tenant expressly waives the right to perform any such action at the expense of Landlord pursuant to any law.

Section 3.4 Lifecare Bonds.

              3.4.1 Entrance Fees.

         Tenant shall be permitted to charge Entrance Fees to each new resident of the Retirement Community in connection with any Continuing Care Agreement entered into between Tenant and each such new resident. Tenant shall be entitled to retain its Marketing Fee from monies collected as Non-Refundable Entrance Fees.

              3.4.2 Sale of Lifecare Bonds.

         On behalf of the Landlord, Tenant shall be permitted to sell and issue Lifecare Bonds to residents or potential residents of the Facility. Provided that there are adequate funds in the Lifecare Bond Reserve or the Landlord provides the funds pursuant to Section 3.4.4 below, Tenant, on behalf of the Landlord, shall be responsible for repayment of the Refundable Entrance Fees evidenced by the Lifecare Bonds to residents at the Facility or their estates as they become due pursuant to the terms of the Lifecare Bonds and any provisions of the Continuing Care Agreements relating to the same.

              3.4.3 Proceeds from Sales of Lifecare Bonds.

         On the Commencement Date, Tenant shall establish an interest bearing reserve account "Lifecare Bond Reserve") in CNLBank or, at the Tenant's option, another bank designated by Tenant and reasonably approved by Landlord, and any funds in the Lifecare Bond Reserve shall be used solely for the repayment of Refundable Entrance Fees. On the Commencement Date, Landlord shall deposit Two Hundred Fifty Thousand Dollars ($250,000) in the Lifecare Bond Reserve. Commencing on the Commencement Date, Tenant shall deposit in the Lifecare Bond Reserve all Refundable Entrance Fees received from residents of the Retirement Community. Funds deposited by the Tenant to the Lifecare Bond Reserve shall not be considered Rent under this Agreement. Any amounts remaining in the Lifecare Bond Reserve on the date of termination of this Agreement shall be promptly remitted to the Landlord.

              3.4.4 Lifecare Bond Reporting.

         Within thirty (30) days after the end of each Fiscal Quarter, Tenant shall deliver to Landlord (i) a quarterly accounting setting forth all Lifecare Bonds issued and the proceeds from such Lifecare Bonds received and deposited into the Lifecare Bond Reserve, all Lifecare Bonds matured or redeemed and the amount paid to residents out of the Lifecare Bond Reserve pursuant to such maturity or redemption, and the resulting balance of the Lifecare Bond Reserve at the end of the period covered in such quarterly accounting, together with
(ii) an amount  equal to the excess of such  resulting  balance  over  $250,000.

3.4.5 Lifecare Bond Reserve Deficiencies; Payment of LifeCare Bonds.

         If, at any time prior to the expiration or earlier termination of this Agreement, the LifeCare Bond Reserve has insufficient funds to pay any obligations coming due under maturing or redeemed LifeCare Bonds, Tenant shall provide a notice to Landlord of such deficiency setting forth the amount of such deficiency and Landlord shall pay to the LifeCare Bond Reserve such amount of deficiency within five (5) Business Days after receipt of such notice. If Landlord shall fail to so fund the LifeCare Bond Reserve within such five (5) Business Day period, Tenant shall be entitled to use its own funds to pay the obligations due under the maturing or redeemed LifeCare Bonds in question, and Landlord shall reimburse Tenant for any such funds, including any costs, expenses or liabilities incurred by Tenant, or, at the option of Tenant, Tenant may offset the appropriate amount against any Rent owed by Tenant to Landlord under this Agreement.

         Following the expiration or earlier termination of this Agreement, Landlord shall pay the full amount of any obligations due under maturing or redeemed LifeCare Bonds in accordance with the terms thereof. In the event that, following the expiration or earlier termination of this Agreement, demand is made upon Tenant under any maturing or redeemed LifeCare Bond, Tenant may pay the amount of the maturing or redeemed LifeCare Bond to the party entitled thereto or Tenant may notify Landlord, in which event Landlord shall pay the amount of the maturing or redeemed LifeCare Bond to the party entitled thereto within five (5) Business Days after Tenant notifies Landlord of such demand. If Landlord shall fail to pay the amount of the maturing or redeemed LifeCare Bond within such five (5) Business Day period, Tenant shall be entitled to use its own funds to pay the obligations due under the maturing or redeemed LifeCare Bond in question. In the event Tenant uses its own funds to pay the obligations due under any maturing or redeemed LifeCare Bond under either of the foregoing sentences or otherwise, Landlord shall reimburse Tenant for any such funds, including any costs, expenses or liabilities incurred by Tenant, within five (5) Business Days after Tenant notifies Landlord thereof.

         Any amounts owing from Landlord to Tenant for any costs, expenses or liabilities incurred by Tenant in connection with any payments made by Tenant pursuant to this Section shall accrue interest at the Prime Rate plus two percent (2%) until paid. Landlord shall indemnify Tenant and its Affiliates for any costs, expenses or liabilities incurred by Tenant or its Affiliates in connection with any payments (including the amount of such payments) made by Tenant pursuant to this Section 3.4 which remain unreimbursed by Landlord. Landlord's obligations under this Section 3.4 shall survive the expiration or earlier termination of this Agreement.

                         IV. USE OF THE LEASED PROPERTY

Section 4.1 Permitted Use.

         Tenant shall, at all times during the Term and at any other time that Tenant shall be in possession of the Leased Property, continuously use and operate the Leased Property as a continuing care retirement community, and any uses incidental thereto. Subject to Section 16.3, Tenant shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Landlord. Tenant shall, at its sole cost (except as expressly provided in Section 5.1.5(b)), comply with all Insurance Requirements. Subject to Article X (Casualty) and Article XI (Condemnation).

Section 4.2 Necessary Approvals.

         Tenant shall proceed with all due diligence and exercise commercially reasonable efforts to obtain and maintain all Licenses and approvals necessary to use and operate, for its Permitted Use, the Leased Property and the Facility located thereon under applicable law. Landlord shall cooperate with Tenant in this regard, including executing all applications and consents required to be signed by Landlord in order for Tenant to obtain and maintain such approvals as of the Commencement Date.

Section 4.3 Lawful Use, Etc.

         Tenant shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Tenant cause or permit any unlawful nuisance thereon or therein. Tenant shall not suffer nor permit the Leased Property, or any portion thereof, to be used in such a manner as (i) might reasonably impair Landlord's title thereto or to any portion thereof, or
(ii) may reasonably allow a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

Section 4.4 Compliance with Legal/Insurance Requirements, Etc.

         Subject to the provisions of Article V, Article X and Article XI, Tenant, at its sole expense, shall (i) comply with Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of the Leased Property, and (ii) comply with all appropriate Licenses, and other authorizations and agreements required for any use of the Leased Property and Tenant's Personal Property, if any, then being made and which are material to the operation of the Leased Property as a continuing care retirement community, and for the proper operation and maintenance of the Leased Property or any part thereof.

Section 4.5 Environmental Matters.

              4.5.1 Restriction on Use, Etc.

         If, at any time prior to the termination of this Agreement, Hazardous Substances (other than those maintained in accordance with Environmental Laws) are discovered on the Leased Property, subject to Tenant's right to contest the same in accordance with Article VIII, Tenant shall take all actions and incur any and all expenses, as may be reasonably necessary and as may be required by any Government Agency, (i) to clean up and remove from and about the Leased Property all Hazardous Substances thereon, (ii) to contain and prevent any further release or threat of release of Hazardous Substances on or about the Leased Property and (iii) to use good faith efforts to eliminate any further release or threat of release of Hazardous Substances on or about the Leased Property. Tenant shall promptly: (a) upon receipt of Notice or knowledge, notify Landlord in writing of any material change in the nature or extent of Hazardous Substances at the Leased Property, (b) transmit to Landlord a copy of any Community Right to Know report which is required to be filed by Tenant with respect to the Leased Property pursuant to SARA Title III or any other Environmental Law, (c) transmit to Landlord copies of any citations, orders, notices or other governmental communications received by Tenant or its agents or representatives with respect thereto (collectively, "Environmental Notice"), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Environmental Law and/or presents a material risk of any material cost, expense, loss or damage (an "Environmental Obligation"), (d) observe and comply with all Environmental Laws relating to the use, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use or maintenance or requiring the removal, treatment, containment or other disposition thereof, and (e) pay or otherwise dispose of any fine, charge or Imposition related thereto, unless Tenant shall contest the same in good faith and by appropriate proceedings and the right to use and the value of the Leased Property is not materially and adversely affected thereby.

         Tenant's  liability  and  obligations  pursuant  to the  terms  of this
Section 4.5.1 are subject to the provisions of Sections 5.1.3 and 5.1.5 and Landlord's compliance with its funding obligations under Section 5.1.5.

              4.5.2 Indemnification.

         Tenant and Landlord shall each protect, indemnify and hold harmless the other, its trustees, directors, officers, agents, employees and beneficiaries, and any of their respective successors or assigns with respect to this Agreement (collectively, the "Indemnitees" and, individually, an "Indemnitee") for, from and against any and all debts, liens, claims, causes of action, administrative orders or notices, costs, fines, penalties or expenses (including, without limitation, reasonable attorney's fees and expenses) imposed upon, incurred by or asserted against any Indemnitee resulting from, either directly or indirectly, the presence during the Term in, upon or under the soil or ground water of the Leased Property or any properties surrounding the Leased Property of any Hazardous Substances in violation of any Applicable Law or otherwise (collectively, the "Environmental Claims"), provided that any of the foregoing arises by reason of the gross negligence or willful misconduct of the indemnifying party, except to the extent the same arise from the gross negligence or willful misconduct of the other party or any other Indemnitee. This duty includes, but is not limited to, costs associated with personal injury or property damage claims as a result of Environmental Claims prior to the expiration or sooner termination of the Term and the surrender of the Leased Property to Landlord in accordance with the terms of this Agreement free of Hazardous Substances in, upon or under the soil or ground water of the Leased Property in violation of an Environmental Law. Upon Notice from the indemnified party and any other of the Indemnitees, the indemnifying party shall undertake the defense, at its sole cost and expense, of any indemnification duties set forth herein, in which event, the indemnifying party shall not be liable for payment of any duplicative attorneys' fees incurred by the other party or any Indemnitee.

              4.5.3 Survival.

         As to conditions which exist prior to the expiration or sooner termination of this Agreement, the provisions of this Section 4.5 shall survive the expiration or sooner termination of this Agreement for a period of one (1) year after such expiration or termination.

Section 4.6 Title Encumbrances.

              4.6.1    Existing Title Encumbrances.

         Tenant hereby acknowledges and consents to all Existing Title Encumbrances. All costs, expenses and charges which are imposed on the Retirement Community under the Existing Title Encumbrances shall be a Property Expense.

              4.6.2 Future Title Encumbrances.

         Title Encumbrances which are entered into, or become encumbrances on the Retirement Community and/or the Leased Property, after the Commencement Date shall be referred to in this Agreement as "Future Title Encumbrances." Landlord agrees that it will give Tenant Notice of its intention to execute any Future Title Encumbrances, such Notice to be reasonably in advance of the execution thereof. Landlord covenants that, during the Term of this Agreement, there will not be any Future Title Encumbrances affecting the Leased Property or the Retirement Community, unless the Tenant has given prior written consent thereto, which consent shall not be unreasonably withheld by Tenant if such Future Title
Encumbrance: (i) would not impose any material financial obligations on the Retirement Community; (ii) would not prohibit or limit Tenant from operating the Retirement Community, including dining and other facilities customarily a part of or related to a similar retirement community, in accordance with the industry standards; (iii) would not allow the Facility's facilities (for example, parking spaces) to be used by persons other than residents, invitees or employees of the Facility; and (iv) would not adversely affect the value or future use of the Retirement Community.

              4.6.3 Financial Obligations.

         All financial obligations imposed on Tenant and/or on the Retirement Community pursuant to any Future Title Encumbrances shall be paid by Landlord from its own funds, and not as a Property Expense or from the Reserve, unless Tenant has given its prior written consent in accordance with the terms of
Section 4.6.2 to the payment of such obligations as Property Expenses.

                           V. MAINTENANCE AND REPAIRS

Section 5.1 Maintenance and Repair.

              5.1.1 Tenant's Obligations.

         Tenant shall, at Tenant's sole cost and expense (except as expressly provided in Sections 5.1.2 and 5.1.3(b) and 5.1.5(b)), keep the Leased Property in good order and repair and in conformity with all laws governing continuing care retirement communities and all agreements with residents, reasonable wear and tear excepted, and shall promptly make all necessary and appropriate routine and preventive maintenance, repairs and minor alterations, as Tenant from time to time deems necessary for such purposes. The phrase "routine maintenance, repairs and minor alterations" as used in this Section 5.1.1 shall include only those which are normally expensed under GAAP. For purposes of this Section 5.1.1 and except as provided in Section 5.1.2, the cost of routine maintenance, repairs and minor alterations shall be borne by Tenant and funded by the operations of the Leased Property (and not taken out of the Reserve). All repairs shall be made in a good, workmanlike manner, consistent with industry standards for like continuing care retirement communities in like locales, in accordance with all applicable federal, state and local statutes, ordinances, by-laws, codes, rules and regulations relating to any such work. Tenant shall provide prompt written notification to Landlord of any material adverse change to the Leased Property, such as material changes to any environmental condition, including without limitation, the presence of biocontaminants, such as mold
(and, if applicable, promptly notify the applicable insurance carriers and submit all claim information related thereto pursuant to Section 10.1). Tenant also shall promptly undertake appropriate assessment, remedial and preventative action sufficient to meet any guidelines or regulations adopted by applicable authoritative bodies or regulatory agencies in connection with a determination of any material adverse change, and, in any event with respect to mold contamination, and subject to and in accordance with Section 10.1, Tenant shall undertake (a) removal of the mold, (b) abatement of the underlying cause of mold (including water intrusion), and (c) repair of any leaks and associated water damage at or to the Leased Property.

         Tenant's obligations under this Section 5.1.1 shall be limited in the event of any casualty or Condemnation as set forth in Articles X and XI and Tenant's obligations with respect to Hazardous Substances are as set forth in
Section 4.5.

              5.1.2 Reserve.

              (a) Tenant shall establish an interest bearing reserve account (the "Reserve") in CNLBank or such other bank designated by Tenant and reasonably approved by Landlord. All interest earned on the Reserve shall be added to and remain a part of the Reserve. Except as set forth in Section 5.1.2(e), Tenant shall be the only party entitled to withdraw funds from the Reserve. The purpose of the Reserve is to cover the cost of:

                        (i) Replacements and renewals to the Facility's FF&E and

                        (ii) Certain routine repairs and maintenance to the Facility building (which are normally capitalized under GAAP) such as exterior and interior repainting, resurfacing building walls, floors, roofs and parking areas, and replacing folding walls and the like, but which are not Capital Expenditures; and

                        (iii) Capital Expenditures which may be paid from the Reserve pursuant to Section 5.1.5(c) below.

              (b) Commencing with the Commencement Date and continuing throughout the Term, Tenant shall transfer (as of the end of each Accounting Period of the Term), into the Reserve an amount equal to the Applicable Percentage of Total Facility Revenues for such Accounting Period.

              (c) Tenant shall (endeavoring in good faith to comply with the applicable Reserve Estimate, unless there has been a change in circumstance from time to time) make such expenditures for the replacements, renewals, repairs, and maintenance described in this Section 5.1.2, as Tenant deems necessary, up to the balance in the Reserve in order to maintain the Retirement Community consistent with industry standards and in conformity with Legal Requirements. No expenditures will be made in excess of said balance without the approval of Landlord. In addition, Tenant shall not, without Landlord's approval, make any expenditures from the Reserve that, in the aggregate, exceed the total aggregate amount of expenditures set forth in the then-applicable Reserve Estimate; provided, however, that Tenant shall be authorized to take appropriate remedial action (including making any necessary expenditures from the Reserve above the total aggregate amount set forth in the then-applicable Reserve Estimate), without receiving Landlord's prior approval, to remedy or respond to any of the Emergency Requirements (provided further that Tenant shall notify Landlord of any such remedial action that requires more than a de minimus expenditure of funds from the Reserve). At the end of each Fiscal Year, any amounts remaining in the Reserve shall be carried forward to the next Fiscal Year. Proceeds from the sale of FF&E no longer necessary to the operation of the Retirement Community shall be deposited in the Reserve, as shall any interest which accrues on amounts placed in the Reserve. Neither: (x) proceeds from the disposition of FF&E nor (y) interest which accrues on amounts held in the Reserve, shall result in any reduction in the required Reserve payments or be included in Total Facility Revenues. Upon a sale of the Retirement Community, funds in the Reserve will not be affected, and all dispositions of such funds (both before and after such sale of the Retirement Community) will continue to be made exclusively pursuant to the provisions of this Agreement. Tenant is authorized to lease (rather than purchase) shuttle vans, postal machines, photocopiers and other office equipment. Lease payments with respect to such leases shall be paid as a Property Expense.

              (d) Tenant shall prepare an estimate (the "Reserve Estimate") of Reserve expenditures anticipated during the ensuing Fiscal Year and shall submit such Reserve Estimate to Landlord by no later than October 15th of each year. Tenant will endeavor to follow the applicable Reserve Estimate, but shall be entitled to depart therefrom, in its reasonable discretion, provided that: (A) such departures from the applicable Reserve Estimate result from circumstances which could not reasonably have been foreseen at the time of the submission of such Reserve Estimate; and (B) such departures from the applicable Reserve Estimate result from circumstances which require prompt repair and/or replacement or are necessary to comply with Legal Requirements; and (C) Tenant has submitted to Landlord a revised Reserve Estimate setting forth and explaining such departures.

              (e) Tenant shall from time to time make expenditures from the Reserve as it deems necessary in accordance with Section 5.1.2(a) and (c). Tenant shall provide to Landlord, within twenty (20) days after the end of each Accounting Period, a statement setting forth Reserve expenditures made to date during the Fiscal Year. Expenditures from the Reserve shall not be subject to Landlord's approval.

              (f) All funds in the Reserve, all interest earned thereon and all property purchased with funds from the Reserve shall be and remain the property of Tenant during the Term. Following expiration or earlier termination of this Agreement and payment in full on all contracts entered into prior to such expiration or termination for work to be done or furniture, furnishings, fixtures and equipment to be supplied in accordance with this Section 5.1.2 out of the Reserve, Tenant's rights hereunder relating to the Reserve and property purchased with funds from the Reserve shall be transferred from Tenant to Landlord.

              (g) It is understood and agreed that during the term of the Pooling Agreement, the Reserve pursuant to this Agreement shall (i) also serve as the reserve, and be pooled with the Reserves, under the Other Leases in accordance with the provisions of the Pooling Agreement, and (ii) include amounts transferred to the Reserve under this Agreement and the Other Leases.

              (h) If Landlord wishes to grant a security interest in or create another encumbrance on the rights of Landlord with respect to the Reserve, the instrument granting such security interest or creating such other encumbrance shall expressly provide that such security interest or encumbrance is subject to the rights of Tenant with respect to the Reserve as set forth herein. The form and substance of such provision shall be subject to obtaining Tenant's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned.

              5.1.3 Capital Expenditures.

              (a) Tenant shall prepare and deliver to Landlord, for Landlord's approval, an annual estimate of the reasonably foreseeable Capital Expenditures (the "Building Estimate") no later than the fifteenth (15th) of October of each year. Landlord's consent shall not be required with respect to Capital Expenditures ("Required Capital Expenditures") (i) which are required by reason of any Legal Requirement, or (ii) required under Tenant's then current life-safety standards, if applicable, (provided that, in order for any such life-safety standards to be "required" within the meaning of this Section 5.1.3, such standards must be part of the standards of the Tenant of the Retirement Community), or (iii) otherwise required for the continued safety of residents or employees or prevention of material damage to property, including the removal of Hazardous Substances, together with all contaminated soils and containers, and to contain and prevent any further release or threat of release of Hazardous Substances on or about the Leased Premises, in compliance with all Environmental Laws, or (iv) required to obtain or maintain a material License. If Tenant does not receive Notice of Landlord's disapproval of the Building Estimate or any item therein, within thirty (30) days after delivery of the Building Estimate to Landlord, then Landlord shall be deemed to have approved the Building Estimate or such items, as applicable. In the event Landlord disapproves the Building Estimate, Landlord's Notice shall identify disputed items on a line item basis. Items not identified as disputed in such Landlord's Notice shall be deemed approved by Landlord.

              (b) In the event of (x) an emergency threatening the Retirement Community, its residents, invitees or employees, or (y) the receipt by Tenant of a governmental order or other Legal Requirement regarding any Required Capital Expenditures, Tenant shall give Notice thereof to Landlord within five (5) Business Days thereafter or sooner if circumstances reasonably warrant. Tenant shall then be authorized (but not obligated) to take appropriate remedial action without receiving Landlord's prior consent as follows: (i) in an emergency threatening the Retirement Community, its residents, invitees or employees; or
(ii) if the continuation of the given condition could (in Tenant's reasonable judgment) either (a) subject Landlord and/or Tenant to either criminal or more than de minimis civil liability, or (b) result in the suspension or revocation of a material License and Tenant has either failed to remedy the situation or has failed to take appropriate legal action to stay the effectiveness of any applicable Legal Requirement. Tenant shall cooperate with Landlord in the pursuit of any such action and shall have the right to participate therein. Landlord shall reimburse Tenant for any costs incurred by Tenant in connection with any such remedial action within thirty (30) days after Landlord's receipt of Notice from Tenant, of the amount of such costs. Capital Expenditures made pursuant to this Section 5.1.3(b) shall be deemed approved by Landlord.

              (c) The cost of all approved, deemed approved or non-approvable Capital Expenditures shall be borne by Landlord in accordance with the provisions of Section 5.1.5(b) and shall increase the Minimum Rent as set forth in Section 3.1.1.

              5.1.4 Landlord Approval Rights During the Last Two Years of the Term.

         Except for expenditures required to remedy or respond to a Legal Requirement or an Emergency Requirement, no expenditures, including expenditures to be paid out of the Reserve, in excess of the Reserve shall be made by Tenant without Landlord's prior consent (i) during the last Fiscal Year of the Fixed Term, if Tenant elects, pursuant to the provisions of Section 2.4 hereunder, not to extend the Term of this Agreement beyond such Fixed Term, (ii) during the last Fiscal Year of the first (1st) Extended Term of this Agreement if Tenant elects, pursuant to the provisions of Section 2.4 hereunder, not to extend the Term beyond such first (1st) Extended Term, and (iii) during the last two (2) Fiscal Years of the second (2nd) Extended Term of this Agreement.

              5.1.5 Landlord's Funding Obligations.

              (a) Landlord shall not, except as provided in subsection (c) below, under any circumstances, be required to build or rebuild any improvement on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, to maintain the Leased Property in any way, or, except as provided in Section 5.1.5(b), to make any expenditure whatsoever with respect thereto. Except as otherwise expressly provided in this Agreement, Tenant for itself and any Person claiming by, through or under Tenant hereby waives, to the maximum extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect on the date hereof or hereafter enacted. Landlord shall have the right to give, record and post, as appropriate, notices of non-responsibility under any mechanic's lien laws now or hereafter existing.

              (b) If, at any time, (i) funds in the Reserve shall be insufficient or are reasonably projected by Tenant to be insufficient for necessary and permitted expenditures thereof, or (ii) funding is necessary for approved, deemed approved or non-approvable Capital Expenditures (other than costs related to Hazardous Substances under Section 4.5 resulting from Tenant's gross negligence or willful misconduct (or that of any Person claiming by, through or under Tenant), which costs shall be Tenant's sole cost and expense; but specifically including the costs associated with the assessment, remedial and preventative actions taken in connection with biocontaminants as contemplated by Section 5.1.1 above), (iii) funding is necessary pursuant to
Section 4.5.1(d) and/or 4.5.1(e) or (iv) Landlord is otherwise obligated under the terms of this Lease to provide funds to Tenant, then Tenant may, at its election, give Landlord Notice thereof, which Notice shall set forth, in reasonable detail, the nature of the required or permitted action and the estimated cost thereof. Landlord shall, within ten (10) Business Days after such Notice, or such later dates as Tenant may direct, disburse such required funds to Tenant (or, if Tenant shall so elect, directly to any Person performing the required work) and, upon such disbursement, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b); provided, however, that if the disbursement of funds relates to the Hazardous Substances under Section 4.5 resulting from Landlord's gross negligence or willful misconduct, there shall be no adjustment to the Minimum Rent. If Landlord disputes its obligation to disburse such funds, it shall give Tenant Notice of such dispute within such ten (10) Business Day period, and failure to give Tenant Notice of such dispute shall be deemed a waiver of any right to dispute Landlord's obligation to disburse such funds. To the extent reasonably possible, Landlord shall identify disputed items on a line item basis. In no event shall Landlord be entitled to dispute the request for funds for any expenditure which was approved or deemed approved pursuant to the provisions of Section 5.1.3(a) and (b). In the event of such a dispute, the dispute shall be submitted to the Expert in accordance with the provisions of
Section 20.3 below. To the extent that the Expert rules in favor of Tenant, Landlord shall fund any such amounts due within ten (10) days of Notice of the Expert's decision. If Landlord fails to fund any amounts due hereunder within the time periods required, Tenant shall have the right, but not the obligation, to fund any such disbursements directly and offset such amounts owing from its next scheduled payment of Rent.

              (c)  Notwithstanding  anything to the contrary in this  Agreement, the Landlord hereby agrees, that during the twenty-four (24) month period after the Commencement Date, Landlord shall expend not less than the Landlord Additional Funding Obligation in making or for reimbursing others for making repairs, Capital Expenditures and improvements relating to the roof, facade, and/or the balconies of the Leased Property. Further, Landlord will fund up to Two Million One Hundred Thirteen Thousand Nine Hundred Seventy-Nine Dollars ($2,113,979) of additional Capital Expenditures on the Leased Property and the property subject to the Other Leases during such time, provided that Tenant does not have sufficient funds in the Reserve to pay for the same. To the extent Landlord funds any such Capital Expenditures associated with the $2,113,979 with respect to the Facility on or before December 31, 2004, the Minimum Rent shall not increase on account of such Capital Expenditures prior to January 1, 2005 and Tenant may reimburse Landlord for such Capital Expenditures prior to January 1, 2005 out of its own funds or, at its option, to the extent available, out of the Reserve. To the extent Landlord funds any such Capital Expenditures with respect to the Facility and Tenant does not reimburse Landlord for all of such Capital Expenditures prior to January 1, 2005, commencing January 1, 2005, such unreimbursed Capital Expenditures shall constitute Landlord's Additional Investment hereunder and the Minimum Rent shall be adjusted accordingly as of January 1, 2005.

              5.1.6 Non-responsibility of Landlord, Etc.

         All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Leased Property, or any part thereof, are hereby charged with notice that liens on the Leased Property or on Landlord's interest therein are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished by Tenant or for any other purpose during the term of this Agreement. Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Leased Property or any part thereof or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Property or any part thereof nor to subject Landlord's estate in the Leased Property or any part thereof to liability under any Mechanic's Lien Law of the State in any way, it being expressly understood Landlord's estate shall not be subject to any such liability.

              5.1.7 Limitation on Tenant's Obligations.

         Tenant's obligations under Section 5.1 shall be limited in the event of any casualty or Condemnation as set forth in Articles X and XI and Tenant's obligations with respect to Hazardous Substances are as set forth in Section 4.5.

Section 5.2 Tenant's Personal Property.

         At the expiration or sooner termination of the Term, Landlord may, in its sole and absolute discretion, elect either (i) to remove all FAS and Inventories from the Leased Property or (ii) to give Tenant Notice that Tenant shall be required, within ten (10) Business Days after such expiration or termination, to deliver and transfer to Landlord all FAS and Inventories located at the Leased Property, in which event Landlord shall acquire such FAS and Inventories. Failure of Landlord to make such election shall be deemed an election to proceed in accordance with clause (ii) preceding.

Section 5.3 Yield Up.

         Upon the expiration or sooner termination of this Agreement, Tenant shall vacate and surrender the Leased Property to Landlord in substantially the same condition in which the Leased Property was in on the Commencement Date, except as repaired, replaced, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement, reasonable wear and tear and Condemnation (and casualty damage, in the event that this Agreement is terminated following a casualty in accordance with Article X) excepted.

         In addition, as of the expiration or earlier termination of this Agreement, Tenant shall, at Landlord's sole cost and expense, use its good faith, commercially reasonable efforts to transfer to and cooperate with Landlord or Landlord's nominee in connection with the processing of all applications for licenses, operating permits and other governmental authorizations and all contracts entered into by Tenant, including contracts with governmental or quasi-governmental Entities which may be necessary for the use and operation of the Retirement Community as then operated, but excluding
(i) all insurance contracts and multi-property contracts not limited in scope to the Collective Leased Properties, the Lease Agreements for which are being terminated simultaneously, (ii) all contracts and leases with Affiliates, (iii) utility deposits and (iv) telephone numbers. Landlord shall indemnify and hold Tenant harmless for all claims, costs and expenses (including reasonable attorneys' fees and paralegals' fees) arising from acts or omissions by Landlord under such contracts subsequent to the date of transfer thereof to Landlord; and Tenant shall indemnify and hold Landlord harmless for all claims, costs and expenses (including reasonable attorney's fees and paralegals' fees) arising from acts or omission by Tenant under such contracts prior to the date of transfer thereof to Landlord.

                             VI. IMPROVEMENTS, ETC.

Section 6.1 Improvements to the Leased Property.

         Tenant shall not finance the cost of any construction by the granting of a lien on or security interest in the Leased Property, or Tenant's interest therein, without the prior written consent of Landlord, which consent may be withheld by Landlord in Landlord's sole discretion. Any such improvements shall, upon the expiration or sooner termination of this Agreement, remain or pass to and become the property of Landlord, free and clear of all encumbrances other than Title Encumbrances.

Section 6.2 Construction

         During the Term, any renovation, rebuilding and/or expansion of the Facility shall be accomplished in conformity with Legal Requirements and in substantial accordance with this Article VI and consistent with standards of quality of similarly situated continuing care retirement communities. During the Term, neither Landlord nor Tenant shall proceed with any major renovation, rebuilding and/or expansion of the Facility without first obtaining the other party's prior, written approval of such proposed work, and the plans and specifications therefor, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 6.3 Salvage.

         Other than Tenant's Personal Property, all materials which are scrapped or removed in connection with the making of repairs, alterations, improvements, renewals, replacements and additions pursuant to Article V shall be disposed of by Tenant and the net proceeds thereof, if any, shall be deposited in the Reserve.

Section 6.4 Equipment Leases.

         Landlord shall enter into such leases of equipment and personal property as Tenant may reasonably request from time to time, provided that the form and substance thereof shall be reasonably satisfactory to Landlord. Tenant shall prepare and deliver to Landlord all such lease documents for which Landlord's execution is necessary and Landlord shall promptly, upon approval thereof, execute and deliver such documents to Tenant. Tenant shall, throughout the Term, be responsible for performing all of Landlord's obligations under all such documents and agreements, including without limitation, all Contracts, as defined in the Purchase Agreement.

                                   VII. LIENS

         Subject to Article VIII, Tenant shall not, directly or indirectly, create or allow to remain and shall promptly discharge, at its expense, any lien, attachment, title retention agreement or claim upon the Leased Property or Tenant's leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Existing Title Encumbrances
(b) Future Title Encumbrances if approved by Tenant in accordance with the provisions of Section 4.6.2, (c) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (d) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (e) subleases permitted by Article XVI, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (A) the same are not yet due and payable, or (B) are being contested in accordance with Article VIII, (g) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable (but will be paid in full by Tenant) or are for sums that are being contested in accordance with
Article VIII, (h) any Facility Mortgages or other liens which are the responsibility of Landlord pursuant to the provisions of Article XIX, and (i) Landlord Liens.

                            VIII. PERMITTED CONTESTS

         Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, Environmental Obligation, lien (excluding any Landlord Liens), attachment, levy, encumbrance, charge or claim (collectively, "Claims") as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant's obligation to pay any Claims required hereunder to be paid by Tenant as finally determined, (b) such contest shall not cause Landlord or Tenant to be in default under any mortgage, deed of trust or other agreement encumbering the Leased Property or any part thereof (Landlord agreeing that any such mortgage, deed of trust or other agreement shall permit Tenant to exercise the rights granted pursuant to this Article VIII) or any interest therein or result in a lien attaching to the Leased Property, unless such lien is fully bonded or is otherwise secured to the reasonable satisfaction of Landlord, and (c) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (d) Tenant hereby indemnifies and holds harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys' fees and paralegals' fees, incurred by Landlord in connection therewith or as a result thereof. Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) unless Tenant agrees to assume and indemnify Landlord with respect to the same. Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord to the extent that Landlord has been reimbursed by Tenant. If Tenant shall fail (x) to pay or cause to be paid any Claims when finally determined, (y) to provide reasonable security therefor, or (z) to prosecute or cause to be prosecuted any such contest diligently and in good faith, Landlord may, upon Notice to Tenant, pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.

                                 IX. INSURANCE

Section 9.1 General Insurance Requirements.

         Tenant shall, at all times during the Term and at any other time Tenant shall be in possession of the Leased Property, at Tenant's sole cost and expense, keep the Leased Property and all property located therein or thereon, insured against the risks and in the amounts as follows:

              (a) Property insurance, including boiler and machinery coverage, on the Retirement Community building(s) and contents including, but not limited to coverage for signs, awnings, canopies, gazebos, fences and retaining walls against loss or damage by fire, lightning, windstorm, sprinkler leakage, water damage, vandalism, malicious mischief and other hazards generally included under extended coverage and all other risks as commonly covered by an "all-risk of physical loss" policy of insurance, in an amount not less than the full replacement cost (less excavation and foundation costs) of the Retirement Community buildings and contents and law and ordinance coverage in an amount equal to ten percent (10%) of the replacement value or One Million Dollars ($1,000,000) whichever is greater and is available under commercially reasonable terms;

              (b) Business interruption insurance including extra expense covering at least one (1) year loss of profits, necessary continuing expenses, and if applicable, Rent, for interruptions at the Retirement Community caused by any occurrence covered by the insurance referred to in Section 9.1(a) above, and 9.1(c) and 9.1(d) below to the extent available at commercially reasonable terms;

              (c) Flood insurance, if the Retirement Community is located in whole or in part within an area identified as having a special flood hazard under the National Flood Insurance Program in commercially reasonable amounts;

              (d) If the Retirement Community is located in an "earthquake prone zone" as reasonably determined by Landlord and Tenant, Tenant shall maintain coverage for loss or damage caused by earthquake, but only to the extent that the same is available on commercially reasonable terms (for example, Tenant shall not be required to carry earthquake insurance if coverage is completely unavailable or if the cost is unreasonable) and Tenant shall provide Landlord with prompt Notice of unavailability or material restriction of earthquake coverage. Tenant may provide such earthquake insurance through a blanket insurance program with limits adequate to protect the regional aggregate probable maximum loss for all properties in the applicable region in which the Retirement Community is located under the blanket program and Tenant shall provide written Notice to Landlord if actual losses meet or exceed such limits. In the event that Landlord and Tenant shall fail to agree if the Retirement Community is located in an "earthquake prone zone" the issue shall be promptly referred to EQE International, Inc. for its determination, which shall be binding on Tenant and Landlord. Tenant and Landlord agree that if EQE International, Inc. is not available or willing to make such determination, Landlord and Tenant shall select another recognized earthquake analysis company to make such determination;

              (e) Such other property insurance as is customarily maintained by Tenant at similar retirement communities;

              (f) Such additional insurance as may be reasonably required from time to time, by (A) Existing Title Encumbrances in effect on the date hereof and any Future Title Encumbrances, approved in writing by Tenant, or (B) a Facility Mortgagee approved or permitted pursuant to Article XIX hereof, provided the same is customarily carried by a majority of comparable high quality retirement communities in the area;

              (g) Commercial general liability insurance against claims for bodily injury, death or property damage, fire, legal liability, and if applicable liquor liability occurring on, in or in conjunction with the operations of the Retirement Community, and automobile liability insurance on owned, non-owned and hired vehicles operated in conjunction with the Retirement Community, with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and not less than Two Million Dollars ($2,000,000.00) aggregate;

              (h) Umbrella/Excess liability against claims for damages covered under the commercial general liability, automobile liability, if applicable liquor liability and employer's liability with limits of not less than $50,000,000 per occurrence or limits and coverage terms that are reasonable and available in the commercial market;

              (i) Workers' compensation coverage as may be required under applicable laws covering all of Tenant's employees at the Retirement Community, and employer's liability insurance of not less than One Million Dollars ($1,000,000.00) per accident/disease;

              (j) Fidelity bond coverage in an amount not less than Two Million Dollars ($2,000,000.00) covering Tenant at the Retirement Community;

              (k) Employment practices liability insurance covering all of Tenant's employees at the Retirement Community, to the extent available at commercially reasonable rates and terms, in an amount not less than One Million Dollars ($1,000,000);

              (l) To the extent applicable, garage keepers legal liability covering both comprehensive and collision-type losses with a limit of liability of not less than One Million Dollars ($1,000,000.00) per occurrence;

              (m) Professional liability insurance with limits of not less than $2,000,000 per occurrence and a $5,000,000 aggregate to cover the professional medical care providers employed by the Tenant at the Retirement Community. If the professional liability insurance is written on a claims-made basis, and if the existing primary policies are canceled and non-renewed or canceled and rewritten, an Extended Period of Discovery coverage shall be purchased for the existing policy for not less than one (1) year (in the event the insurance coverage required by this subparagraph is no longer available at commercially reasonable terms, the parties hereto agree to negotiate in good faith to modify or replace the existing required insurance coverage).

              (n) Such other insurance in amounts as Landlord, in its reasonable judgment, deems advisable for protection against claims, liabilities and losses arising out of or connected with the operation of the Retirement Community.

Section 9.2 General Insurance Provisions

              (a) All insurance described in Section 9.1 may be obtained through blanket insurance programs, provided that such blanket programs substantially fulfill the requirements specified herein. The blanket insurance programs may include deductibles or risk retention levels; however, the Retirement Community's responsibility for such deductibles or risk retention levels shall be limited to the Insurance Retention as defined in Section 9.3(c). The Retirement Community's allocated Insurance Retention for general liability insurance and workers' compensation insurance shall not exceed One Hundred Thousand Dollars ($100,000) unless such greater amount is agreeable to both Landlord and Tenant. The Retirement Community's property insurance deductible shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) unless such greater amount is agreeable to both Landlord and Tenant, or if a higher deductible for high hazard risks (i.e., earthquake, wind or flood) is mandated by the insurance carrier.

              (b) All insurance described in Section 9.1 shall be carried in the name of Tenant. The insurance required under Section 9.1 (excluding coverages 9.1.i, j, and k) shall include Landlord and Tenant and any Facility Mortgagees specified by Landlord, in writing, as additional insureds, mortgagee or loss payee as their interest may appear, as applicable. Any property losses covered by insurance obtained pursuant to Section 9.1 shall be payable to the respective parties as their interests may appear. Any Facility Mortgage on the Retirement Community shall contain provisions to the effect that proceeds of the Section 9.1(a), (c) and (d) insurance shall be available for repair and restoration of the Retirement Community. With respect to the Retirement Community, all insurance policies pursuant to Section 9.1 shall provide that the coverage shall be primary and any insurance carried by any additional insured shall be excess and non-contributory.

              (c) Tenant, upon request, shall deliver to Landlord certificates of insurance evidencing the insurance coverages required under Section 9.1 and any renewals thereof. All such certificates of insurance shall, to the extent obtainable, state that the insurance shall not be canceled or materially reduced without at least thirty (30) days' prior written notice to the certificate holder. Excluding workers' compensation and earthquake coverage, all insurance policies pursuant to this Article IX, shall be issued by insurance carrier having an AM Best rating of at least A-, VII and all excess insurance policies above Twenty-Five Million Dollars ($25,000,000) shall be issued by insurance carriers having an AM Best rating of at least B+, VII. All such insurance shall be evaluated by Tenant from time to time to ensure that the limits and coverages are adequate.

              (d) The parties agree that the insurance coverages and deductibles maintained by Tenant pursuant to this Article IX shall be adjusted throughout the Term in accordance with Tenant's or Tenant's standard insurance policies, as applicable which shall be consistent with industry standards for similar facilities.

Section 9.3 Costs and Expenses

              (a) With respect to Section 9.1, all insurance premiums, costs and other expenses, including any Insurance Retention (as defined below), shall be treated as an Imposition payable by Tenant as Additional Charges. All charges under the blanket programs shall be allocated to the Retirement Community and other similar participating retirement communities on a reasonable basis. Any losses and associated costs and expenses, that are uninsured shall be treated as a cost of insurance and shall also be treated as an Imposition.

              (b) While this Agreement is in effect, a reserve in an amount determined by Tenant based on loss projections, shall be established from Total Facility Revenues to cover the amount of any Insurance Retention and all other costs and expenses that will eventually have to be paid by Tenant with respect to pending or contingent claims, including those that arise after the termination of this Agreement for causes arising during the Term. If Total Facility Revenues are insufficient to meet the requirements of such reserve, Landlord shall deliver to Tenant within ten (10) days after receipt of Tenant's written request thereof, the sums necessary to establish such reserve; and if Landlord fails to timely deliver such sums to Tenant, Tenant shall have the right to withdraw the amount of such expenses from the operating accounts of the Retirement Community, the FF&E Reserve or any other funds of Tenant or Landlord, as applicable, held by or under the control of the Tenant.

              (c) "Insurance Retention" shall mean the insurance policy deductible; however, for any insurance obtained through the blanket insurance programs, "Insurance Retention" shall mean the Retirement Community's per occurrence limit for any loss or reserve as established for the Retirement Community, which limit shall be the same as is applied to other similar retirement communities participating in the blanket insurance programs, or such higher amount if mandated by the insurer for high hazard risks such as earthquake, flood and wind.


              (d) If any Facility Mortgagee requires that insurance proceeds be applied to reduce any indebtedness of Landlord secured by the Facility, the Landlord's Computation Basis shall be reduced by the amount paid to such Facility Mortgagee. Section 9.4 Indemnification of Landlord

         Tenant shall indemnify and hold harmless Landlord (and any officer, director, employee, advisor, partner or shareholder of Landlord) in respect of, and, at Landlord's request, shall defend any action, cause of action, suit, debt, cost, expense (including without limitation reasonable attorneys' fees), claim or demand whatsoever brought or asserted by any third person whomsoever, at law or in equity, arising by reason of: (i) liabilities stemming from general corporate matters of Tenant or its Affiliates, to the extent the same are not directly and primarily related to the Retirement Community; (ii) infringement and other claims relating to the Tenant's use of the proprietary marks of Landlord; (iii) if Tenant fails to maintain insurance coverage that it is required to maintain pursuant to this Agreement, the excess of the amount of any liability or loss that would have been covered over the amount of any applicable deductible; or (iv) the bad faith or willful misconduct of Tenant or its Affiliates, or any of their employees, servants or agents or other persons for whom they are responsible, result in a claim for bodily injury, death or property damage occurring on, in or in conjunction with the business of the Retirement Community, to the extent that such claim exceeds the insurance proceeds (including Insurance Retention) which are available to pay such claim.

Section 9.5 Indemnification of Tenant

         Landlord shall indemnify and hold harmless Tenant (and any officer, director, employee, advisor, partner or shareholder of Tenant) in respect of, and, at Tenant's request, shall defend any action, cause of action, suit, debt, cost, expense (including without limitation reasonable attorneys' fees), claim or demand whatsoever brought or asserted by any third person whomsoever, at law or in equity, arising by reason of: (i) liabilities stemming from general corporate matters of Landlord or its Affiliates, to the extent the same are not directly and primarily related to the Retirement Community and (ii) the bad faith or willful misconduct of Landlord or its Affiliates, or any of their employees, servants or agents or other persons for whom they are responsible, result in a claim for bodily injury, death or property damage occurring on, in or in conjunction with the business of the Retirement Community, to the extent that such claim exceeds the insurance proceeds (including Insurance Retention) which are available to pay such claim. Section 9.6 Limitation on Liability

         To the maximum extent permitted by applicable law, and except to Landlord in its capacity as guarantor, no shareholder, director, officer or employee of any party to this Agreement shall have any personal liability with respect to the liabilities or obligations of such party hereunder. Furthermore, Landlord and Tenant agree that if Landlord is in default hereunder, the liability of Landlord shall be absolutely limited to the Landlord's Computation Basis as of the date of the Lease. Notwithstanding the foregoing, Landlord's liability shall remain unlimited as to its duty to repay obligations arising with respect to Lifecare Bonds as set forth in Section 3.4.5 above.

                                  X. CASUALTY

Section 10.1 Damage and Repair.

         If, during the Term, the Retirement Community is damaged by a Minor Casualty, Tenant, shall, with all reasonable diligence, proceed to process the claim with the applicable insurance carriers, including settling such claim, and to make the necessary arrangements with appropriate contractors and suppliers to repair and/or replace the damaged portion of the Facility.

         If, during the Term, the Facility suffers a Total Casualty, this Agreement shall be terminable at the sole option of Tenant, except that this Agreement shall be terminable at the option of either party upon ninety (90) days' written notice to the other party, if such Total Casualty occurs during the last five (5) years of the Initial Term or the First Extended Term, or at any time during the Second Extended Term. Such notice must be sent within thirty
(30) days after the date of the Total Casualty.

         If, during the Term, the Facility is damaged by fire, casualty or other cause to a greater extent than a Minor Casualty, but not to the extent of a Total Casualty, or if the Facility suffers a Total Casualty but neither party elects to terminate under Section 10.1, Tenant shall, with all reasonable diligence, repair and/or replace the damaged portion of the Facility to the same condition as existed previously, any cost incurred in connection with such repairs and/or replacements, to the extent not covered by insurance, shall be reimbursed to Tenant by Landlord and included in Landlord's Additional Investment. Tenant shall have the right to discontinue operating the Facility to the extent it deems necessary to comply with applicable Legal Requirements or as necessary for the safe and orderly operation of the Facility. To the extent available, casualty insurance proceeds shall be applied to such repairs and/or replacements. If, after fund are made available by Landlord for repairs, Tenant fails to promptly commence and complete the repair and/or replacement of the Facility so that it shall be substantially the same as it was prior to such damage or destruction, such failure shall be a Tenant Default. Landlord's failure to make funds available for such repairs within a reasonable time shall be a Landlord Default. The parties agree that Tenant's obligations to repair and/or replace pursuant to the provisions of this Section 10.1 shall be limited to the extent of available casualty insurance proceeds (plus the amount of any applicable deductibles). The parties further agree that if Landlord is obligated to utilize such available casualty insurance proceeds to repay any obligations pursuant to any mortgage, then Landlord shall be entitled to an equitable extension of time (in which Landlord has to fulfill its obligations pursuant to the provisions of this Section 10.1) sufficient to allow Landlord to obtain the necessary funding to replace such spent casualty insurance proceeds necessary for Tenant to make the repairs and/or replacements required hereunder. The parties further agree that Landlord's obligation to fund repairs and Tenant's obligations to repair and/or replace pursuant to the provisions of this Section
10.1 shall be subject to Landlord's and Tenant's ability to obtain such entitlements and/or other governmental approvals as may be necessary to undertake such repair and/or replacement; provided that Landlord and Tenant shall undertake good faith efforts to obtain such entitlements and/or approvals.

              10.1.1 Insufficient Insurance Proceeds.

         If the cost of the repair or restoration of the Leased Property exceeds the sum of the deductible and the amount of casualty insurance proceeds received by Landlord pursuant to Section 9.1 (other than Section 9.1(b)), Landlord shall give Tenant Notice thereof, within sixty (60) days after notice of such deficiency, which Notice shall set forth in reasonable detail the nature of such deficiency and whether Landlord shall pay and assume the amount of such deficiency (Landlord having no obligation to do so, except that, if Landlord shall elect to make such funds available, the same shall become an irrevocable obligation of Landlord pursuant to this Agreement). If Landlord elects to make such deficiency available for restoration, the Minimum Rent shall be adjusted by the amount of the same as provided in Section 3.1.1(b). In the event that Landlord does not elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement by Notice to the other, whereupon, this Agreement shall terminate as provided in Section 10.1. It is expressly understood and agreed, however, that, notwithstanding anything in this Agreement to the contrary, Landlord shall be solely responsible for the amount of any deductible.

Section 10.2 Tenant's Property.

         All insurance proceeds payable by reason of any loss of or damage to any of Tenant's Personal Property shall be paid solely to Landlord and, to the extent necessary to repair or replace Tenant's Personal Property in accordance with Section 10.3, Landlord shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Tenant's Personal Property. If after paying the costs associated with replacing and repairing Tenant's Personal Property in accordance with Section 10.3 any insurance proceeds remain, Landlord shall pay such remaining proceeds to Tenant.

Section 10.3 Restoration of Tenant's Property.

         If Landlord is required to restore the Leased Property as hereinabove provided, Landlord shall either (i) restore all alterations and improvements made by Tenant and Tenant's Personal Property, or (ii) replace such alterations and improvements and Tenant's Personal Property with improvements or items of the same or better quality and utility in the operation of the Leased Property.

Section 10.4 No Abatement of Rent.

         Subject to the provisions set forth in Section 10.1 and 10.1.1, this Agreement shall remain in full force and effect and Tenant's obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any damage involving the Leased Property (provided that Landlord shall credit against such payments any amounts paid to Landlord as a consequence of such damage under any business interruption insurance obtained by Tenant hereunder). The provisions of this Article X shall be considered an express agreement governing any cause of damage or destruction to the Leased Property and, to the maximum extent permitted by Applicable Laws, no Applicable Laws in effect during the Term which provide for such a contingency shall have any application in such case.

Section 10.5 Waiver.

         Tenant hereby waives, to the maximum extent permitted by Applicable Laws, any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property.

                                XI. CONDEMNATION

Section 11.1 Total Condemnation, Etc.

         In the event all or substantially all of the Facility shall be taken in any Condemnation or in the event a portion of the Facility shall be so taken, but the result is that Tenant reasonably believes it impracticable to continue to operate the Facility in accordance with the standards required by this Agreement, this Agreement shall terminate effective as of the date of such taking or similar proceeding. Landlord and Tenant shall each have the right to initiate such proceedings as they deem advisable to recover any Award to which they may be entitled.

Section 11.2 Partial Condemnation.

         In the event a portion of the Facility shall be taken by Condemnation or the entire Facility is affected but on a temporary basis, and the result is not to make it unreasonable to continue to operate the Facility, this Agreement shall not terminate. However, so much of any Award for any such partial taking or condemnation as shall be necessary to render the Facility equivalent to its condition prior to such event shall be used by Tenant for such purpose; and Tenant shall have the right to discontinue operating the Facility or portion of the Facility to the extent it deems necessary for the safe and orderly operation of the Facility. If Tenant elects to continue operations after a partial taking or condemnation, Landlord's Computation Basis shall be reduced by that amount of any Award which has been received by Landlord as the result of such partial taking or condemnation and not used to restore the Facility, provided that such partial taking or condemnation reduced the existing space available for lease by the Tenant to residents within the Facility. In the event a partial taking or condemnation does not result in the loss of existing space available for lease by the Tenant to residents, then Landlord's Computation Basis shall remain unchanged.

Section 11.3 Disbursement of Award.

         Any Award received by any mortgagee shall be deemed to be an Award received by Landlord.

Section 11.4      Abatement of Rent.

         Other than as specifically provided in this Agreement, this Agreement shall remain in full force and effect and Tenant's obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term, notwithstanding any Condemnation involving the Leased Property. The provisions of this Article XI shall be considered an express agreement governing any Condemnation involving the Leased Property and, to the maximum extent permitted by law, no Applicable Laws in effect during the Term which provide for such a contingency shall have any application in such case.

                           XII. DEFAULTS AND REMEDIES

Section 12.1 Events of Default.

         The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

              (a) should Tenant fail to make any payment of Minimum Rent or Additional Rent within three (3) Business Days after Notice thereof from Landlord to Tenant, or fail to make payment of any other Rent or any other sum (including, but not limited to, funding of the Reserve), payable hereunder when due and such failure shall continue for a period of ten (10) days after Notice thereof from Landlord to Tenant; or

              (b) should Tenant fail to maintain the insurance coverage required under Article IX and such failure shall continue for three (3) Business Days after Notice thereof; or

              (c) subject to Article VIII relating to permitted contests, should Tenant default in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clauses (a) and (b) above) and such default shall continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with commercially reasonable efforts within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within thirty (30) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with commercially reasonable efforts, such period of time shall be extended to such period of time (not to exceed one hundred eighty (180) days) as may be necessary to cure such default with commercially reasonable efforts; or

              (d) should Tenant generally not be paying its debts as they become due or should Tenant make a general assignment for the benefit of creditors; or

              (e) should any petition be filed by or against Tenant under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Tenant seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or for any substantial part of the property of Tenant and such proceeding is not dismissed within ninety (90) days after institution thereof, or should Tenant take any action to authorize any of the actions set forth above in this paragraph; or

              (f) should Tenant cause or institute any proceeding for its dissolution or termination; or

              (g) should an event of default occur and be continuing under any mortgage or deed of trust which is secured by Tenant's leasehold interest hereunder or should the mortgagee under any such mortgage accelerate the indebtedness secured thereby or commence a foreclosure action in connection with said mortgage and such default shall continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within fifteen (15) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time as may be necessary to cure such default with all due diligence; or

              (h) unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article VIII, should the estate or interest of Tenant in the Leased Property or any part thereof be levied upon or attached in any proceeding and the same shall not be vacated, discharged or fully bonded or otherwise secured to the reasonable satisfaction of Landlord within the later of
(x) one hundred and twenty (120) days after such attachment or levy, unless the amount in dispute is less than $500,000 (as adjusted each year by increases in the GDP Deflator), in which case Tenant shall give Notice to Landlord of the dispute but Tenant may defend in any suitable way, and (y) thirty (30) days after receipt by Tenant of Notice thereof from Landlord; it being understood and agreed that Tenant may commence a contest of such matter pursuant to Article VIII above following such Notice from Landlord; or

              (i) should Tenant, its successors and assigns, cause an "Event of Default" as defined in each of the Other Leases with respect to any of the Other Leases.

Then, and in any such event, Landlord, in addition to all other remedies available to it, may terminate this Agreement by giving Notice thereof to Tenant and upon the expiration of the time fixed in such Notice but in any event not less than seventy-five (75) days, this Agreement shall terminate and all rights of Tenant under this Agreement shall cease, provided that the obligations of Landlord under Section 3.4.5 shall survive such termination. Landlord shall have and may exercise all rights and remedies available at law and in equity to Landlord as a result of Tenant's breach of this Agreement, including, without limitation, the right of re-entry upon the Leased Property upon and at any time after the occurrence of an Event of Default.

Section 12.2 Remedies.

         None of (a) the termination of this Agreement pursuant to Section 12.1,
(b) the repossession of the Leased Property or any portion thereof, (c) the failure of Landlord to re-let the Leased Property or any portion thereof, nor
(d) the re-letting of all or any portion of the Leased Property, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or re-letting. In the event of any such termination, repossession or re-letting, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property through and including the date of such termination, repossession or re-letting. Thereafter, Tenant, until the end of what would have been the Term of this Agreement (assuming no extension beyond the then-current Term) in the absence of such termination, repossession or re-letting, and whether or not the Leased Property or any portion thereof shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent and other charges which would be payable hereunder for the remainder of the Term had such termination, repossession or re-letting not occurred, less the net proceeds, if any, of any re-letting of the Leased Property or any other operation of the Leased Property by Landlord (if Landlord repossesses the Leased Property), after deducting all reasonable expenses in connection with such re-letting or operation, as applicable, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such re-letting (such expenses being hereinafter referred to as the "Re-letting Expenses"). Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Agreement had not been so terminated with respect to such of the Leased Property.

         At any time after such termination, repossession or re-letting, in addition to Landlord's right to receive any Rent owing and due up to and including the date of termination, repossession or re-letting under the preceding paragraph, Tenant shall pay to Landlord, at Landlord's election, as liquidated final damages incurred beyond the date of such termination, repossession or re-letting and in lieu of Landlord's right to receive any further damages due to the such termination, repossession or re-letting, the Re-letting Expenses incurred to date (and not theretofore paid by Tenant or deducted by Landlord as set forth herein) and an amount equal to the present value (discounted at the Interest Rate) of the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination, repossession or re-letting (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Impositions and Additional Rent would be the same as payments required for the immediately preceding thirteen Accounting Periods, or if less than thirteen Accounting Periods have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired Term of this Agreement (assuming no extension beyond the then-current Term) if the same remained in effect, over the fair market rental for the same period, but excluding any period after the date of such termination, repossession or re-letting for which amounts have become payable by Tenant under the first paragraph of this Section 12.2. Nothing contained in this Agreement shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to mitigate its damages which may be incurred in connection with this Article XII.

         In case of any Event of Default, re-entry, expiration or dispossession by summary proceedings or otherwise, Landlord may (a) re-let the Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same, and (b) may make such reasonable alterations, repairs and decorations in the Leased Property or any portion thereof as Landlord, in its sole and absolute discretion, considers advisable and necessary for the purpose of re-letting the Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Subject to the last sentence of this paragraph, Landlord shall in no event be liable in any way whatsoever for any failure to re-let all or any portion of the Leased Property, or, in the event that the Leased Property is re-let, for failure to collect the rent under such re-letting. To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Leased Property, by reason of the occurrence and continuation of an Event of Default hereunder. Landlord covenants and agrees, in the event of any such termination, repossession or re-letting as a result of an Event of Default, to use reasonable efforts to mitigate its damages.

Section 12.3 Waiver of Jury Trial.

         Landlord and Tenant hereby waive, to the maximum extent permitted by Applicable Laws, trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or in respect of any matter whatsoever arising out of or in any way connected with this Agreement, the relationship of Landlord and Tenant hereunder, Tenant's occupancy of the Leased Property, and/or any claim for injury or damage.


Section 12.4 Application of Funds.

         Any payments received by Landlord under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Event of Default) shall be applied to Tenant's current and past due obligations under this Agreement in such order as Landlord may determine or as may be prescribed by the laws of the State.

Section 12.5 Landlord's Right to Cure Tenant's Default.

         If an Event of Default shall have occurred and be continuing, Landlord, after Notice to Tenant (which Notice shall not be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon the Leased Property or any portion thereof for such purpose and take all such action thereon as, in Landlord's sole and absolute discretion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and paralegals' fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by Applicable Laws) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

Section 12.6 Good Faith Dispute.

         If Tenant shall in good faith dispute the occurrence of any Default and Tenant, before the expiration of the applicable cure period, shall give Notice thereof to Landlord, setting forth, in reasonable detail, the basis therefor and, provided Tenant shall escrow disputed amounts, if any, pursuant to an escrow arrangement reasonably acceptable to Landlord and Tenant, no Event of Default shall be deemed to have occurred; provided, however, that in the event of any eventual adverse determination, Tenant shall pay to Landlord interest on any disputed funds at the Disbursement Rate, from the date demand for such funds was made by Landlord until the date of final adverse determination and, thereafter, at the Overdue Rate until paid.

                               XIII. HOLDING OVER

         Any holding over by Tenant after the expiration or sooner termination of this Agreement shall be treated as a daily tenancy at sufferance at a rate equal to one and one-half (1.50) times the Rent and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Agreement, to the extent applicable. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Agreement. In the event of any holding over by Tenant, upon demand by Landlord, Tenant's right to possession of the Leased Property will terminate immediately and Tenant will forthwith surrender possession of the Leased Property.

              XIV. LANDLORD'S NOTICE OBLIGATIONS; LANDLORD DEFAULT

Section 14.1 Landlord Notice Obligation.

         Landlord shall give prompt Notice to Tenant of any materially adverse matters affecting the Leased Property of which Landlord receives written Notice or actual, conscious, present knowledge and, to the extent Tenant otherwise has no notice or actual knowledge thereof. Landlord shall be liable for any liabilities, costs, damages or claims (including reasonable attorney fees) arising from failure to deliver such Notice to Tenant. Subject to Article XIX, Landlord shall not enter into or amend any agreement directly affecting the operation of Leased Property without Tenant's prior written consent which consent shall not be unreasonably withheld, conditioned or delayed. As used in this Agreement, "Landlord's knowledge" or words of similar import shall mean the actual (and not constructive or imputed), conscious, present knowledge, without independent investigation or inquiry of Phillip M. Anderson, Jr. or Brad Rush or any subsequent officer or employee of Landlord, or any Affiliate as to Landlord, having direct oversight responsibility for the transactions contemplated in this Agreement.

Section 14.2 Landlord's Default.

         Subject to Landlord's right to dispute its obligation in accordance with Section 5.1.5(b), if Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Agreement, and any such default shall continue for a period of ten (10) days after Notice thereof with respect to monetary defaults, and thirty (30) days after Notice thereof with respect to non-monetary defaults, from Tenant to Landlord and, subject to Section 19.3, any applicable Facility Mortgagee, or such additional period as may be reasonably required to correct such non-monetary defaults, Tenant may declare the occurrence of a "Landlord Default" under this Agreement by giving Notice of such declaration to Landlord and to such Facility Mortgagee. Thereafter, Tenant may (but shall have no obligation to) cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys' fees, paralegals' fees and court costs) incurred by Tenant in curing the same. If any such costs and expenses have not been reimbursed to Tenant as of the fifth (5th) day after the Landlord receives Tenant's Notice therefor, Landlord shall pay to Tenant, a late charge computed at the Overdue Rate on the amount of such reimbursement from the expiration of the applicable cure period to the date of payment thereof. If Landlord has not disputed its obligation to pay Tenant and has failed to reimburse Tenant as required and within the time periods set forth herein, Tenant shall then have the right to offset such payment of Minimum Rent by the amount then owing from Landlord to Tenant under this Section. If Landlord fails to pay any disputed funds plus interest owed as provided herein within ten (10) Business Days of an adverse determination, Tenant shall have the right to offset such amounts owing from its next scheduled payment of Rent, and all subsequent payments of Rent, until satisfied. Except as otherwise expressly provided herein to the contrary, Tenant shall have no right to terminate this Agreement for any default by Landlord hereunder or under the Other Leases and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

         If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof; provided, however, that in the event of any such adverse determination, Landlord shall pay to Tenant interest on any disputed funds at the Disbursement Rate, from the date demand for such funds was made by Tenant until the date of final adverse determination and, thereafter, at the Overdue Rate until paid. If Landlord fails to pay any disputed funds plus interest owed as provided herein within ten (10) Business Days of an adverse determination, Tenant shall have the right to offset such amounts owing from its next scheduled payment of Rent, and all subsequent payments of Rent, until satisfied.

                           XV. TRANSFERS BY LANDLORD

Section 15.1 Tenant Consent to Transfer by Landlord.

         Except for liens, encumbrances or title retention agreements which are governed by Article 19, Landlord shall not, without the prior written consent of Tenant (which consent may be given or withheld by Tenant in Tenant's sole and absolute discretion), sell, assign, transfer, convey or otherwise dispose of (a "Transfer") the Leased Property, or any portion thereof or interest therein, directly or indirectly (other than an interest, directly or indirectly, in Landlord which is governed by Section 15.3), to any Person which, in Tenant's reasonable judgment: (i) is not a Person in which CRP owns and holds, directly or indirectly, a Controlling Interest and does not have sufficient financial resources to fulfill Landlord's obligations hereunder; (ii) is known in the community as being of bad moral character and/or is in control of or controlled by Persons who have been convicted of felonies in any state or federal court;
(iii) itself is, or any of its Affiliates is, a Competitor; or (iv) fails expressly to assume, in writing, the obligations of Landlord under this Agreement.

         For purposes of this Section 15.1, a Person shall not be deemed to be a Competitor solely by virtue of (x) the ownership of senior housing facilities, either directly or indirectly through Subsidiaries, Affiliates and Entities, or
(y) holding a mortgage or mortgages secured by one or more assisted living facilities. Within five (5) days following any request by Tenant, Landlord shall provide Tenant such information concerning the proposed transferee's financial condition, affiliations, ownership, business interests, and operations as may be reasonably necessary or appropriate in order for Tenant to determine if such proposed Transfer is consistent with the above provisions.

Section 15.2 Conditions of Landlord Transfer.

         Any Transfer of the Leased Property permitted by Section 15.1 shall be subject to the prior or simultaneous satisfaction of the following conditions:

              (a) Any transferee of Landlord pursuant to this Article 15 shall expressly assume, in writing reasonably satisfactory to Tenant, the obligations of Landlord under this Agreement and, upon such assumption and so long as such transferee is not an Affiliate of Landlord or CRP, then Landlord shall be released from all liabilities and obligations of the landlord hereunder accruing after the date of the transfer, assignment and assumption;

              (b) Any overpayments of Rent (to the extent determinable) held by Landlord shall be refunded to Tenant prior to such Transfer;

              (c) If the transferee is an Affiliate of CRP, then Landlord and CRP shall expressly guarantee in writing reasonably satisfactory to Tenant, or confirm in writing reasonably satisfactory to Tenant their continuing guarantee of, the obligations of such transferee under this Agreement;

              (d) Any amounts owed by Landlord to Tenant shall be paid in full; and

              (e) The transferee shall satisfy any Legal Requirements and obtain any regulatory approvals required as a result of the transfer.

Section 15.3 Transfer of Interest in Landlord.

         For purposes of this Article 15, any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, by merger, operation of law or otherwise, in a single transaction or a series of transactions, of any interest in Landlord or any Person having an interest in Landlord, directly or indirectly, shall be and constitute a Transfer of the Leased Property. Provided, however, that if the proposed transferee is not, in Tenant's reasonable judgment, (i) known in the community as being of bad moral character or in which any Person who has been convicted of a felony in any state or federal court holds a Controlling Interest, or (ii) itself a Competitor, and none of its Affiliates is a Competitor, then so long as (x) such purchaser has satisfied any Legal Requirements and obtained any regulatory approvals required as a result of such Transfer, (y) the interest to be transferred to such transferee is less than a Controlling Interest, and (z) immediately following such transfer CRP, directly or indirectly, continues to own and hold a Controlling Interest in Landlord, the other restrictions set forth in Section
15.1.1 shall not apply to such transfer. Provided further, however, that the provisions of Section 15.1.1 shall not apply to any transfer of interests in CRP, directly or indirectly, or in any Entity that has an interest in CRP, directly or indirectly, so long as CRP is a publicly traded company (whether or not such interests are traded on a public stock exchange), (a) if and so long as such transfer does not result, directly or indirectly, in a Competitor owning a Controlling Interest in CRP, and (b) so long as such purchaser satisfies any Legal Requirements and obtains any regulatory approvals required as a result of the transfer of such interests, and (c) if the purchaser is obtaining a controlling interest in CRP, the purchaser has sufficient financial strength, in Tenant's reasonable judgment, to perform the obligations of CRP under such guaranty. So long as the Landlord is a limited partnership, the provisions of
Section 15.1.1 shall not apply to any transfer of interests in Landlord, directly or indirectly (or in any Entity that has an interest in Landlord, directly or indirectly), to any Person which is not an Affiliate of Landlord or CRP, if and so long as such transfer does not result in or entail, directly or indirectly, either concurrent with the transfer or subsequent thereto, CRP or a wholly-owned Subsidiary of CRP no longer continuing to possess the sole power, as the sole general partner of Landlord, to direct or cause the direction of the management and policies of Landlord, whether such cessation of power occurs by contract, by conversion of the general partner interest of CRP or its wholly-owned Subsidiary in Landlord to a limited partner interest, by conversion of Landlord to a corporation or other Entity, or otherwise.

         Landlord shall deliver to Tenant at least sixty (60) days prior Notice of any transfer of interests herein contemplated, other than transfers of limited partner interests in Landlord (specifically excluding any general partner interests in Landlord), and other than transfers of interests in any publicly traded company (whether or not such interests are traded on a public stock exchange).

         Notwithstanding anything to the contrary herein contained, a voluntary sale, assignment, transfer or other disposition, for value, by merger, operation of law or otherwise, in a single transaction or a related series of transactions, of all or substantially all of the interests in CRP, or all or substantially all of the assets of CRP (in either event, a "Sale of the Entity"), shall not be deemed a Transfer of the Leased Property. For purposes hereof, "substantially all of the interests in CRP" shall mean not less than ninety percent (90%) of the outstanding capital stock of CRP; and "substantially all of the assets of CRP" shall mean not less than ninety percent (90%) of the respective total assets owned by CRP. Notwithstanding the foregoing, so long as CRP is guaranteeing the obligations of Landlord under Section 3.4 hereof, no Sale of the Entity shall be permitted unless (i) the purchaser assumes the obligations of CRP under such guaranty (or, if requested by Tenant, executes a replacement guaranty) and has sufficient financial strength, in Tenant's reasonable judgment, to perform the obligations of CRP under such guaranty and
(ii) such purchaser satisfies any Legal Requirements and obtains any regulatory approvals required as a result of such Sale of the Entity.

                         XVI. SUBLETTING AND ASSIGNMENT

Section 16.1 Subletting and Assignment.

              (a) Except as provided in Sections 16.2, Tenant shall not, without Landlord's prior written consent (which may be given or withheld by Landlord in its sole discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or sublease (which term shall be deemed to include the granting of concessions, licenses and the like), all or any part of the Leased Property or suffer or permit this Agreement or the leasehold estate created hereby or any other rights arising under this Agreement to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or operation of the Leased Property by anyone other than Tenant, or the Leased Property to be offered or advertised for assignment or subletting. For purposes of this Section 16.1, an assignment of this Agreement shall be deemed to include any direct or indirect transfer of any interest in Tenant such that Tenant shall cease to be directly or indirectly owned by Sunrise Assisted Living, Inc. or any transaction pursuant to which Tenant is merged or consolidated with another Entity which is not owned by Sunrise Assisted Living, Inc. or pursuant to which all or substantially all of Tenant's assets are transferred to any other Entity, as if such change in control or transaction were an assignment of this Agreement.

              (b) If this Agreement is assigned or if the Leased Property or any part thereof is sublet (or occupied by anybody other than Tenant) in violation of this Agreement, Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 16.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Agreement.

              (c) No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder (unless Landlord and Tenant expressly otherwise agree that Tenant shall be released from all obligations hereunder), and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this
Section 16.1. No assignment, subletting or occupancy shall affect any Permitted Use. Any subletting, assignment or other transfer of Tenant's interest under this Agreement in contravention of this Section 16.1 shall be voidable at Landlord's option.

Section 16.2 Required Sublease Provisions.

         Any sublease of all or any portion of the Leased Property entered into on or after the date hereof in accordance with and subject to the provisions of
Section 16.3 shall provide (a) that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subject or subordinate; (b) that in the event of termination of this Agreement or reentry or dispossession of Tenant by Landlord under this Agreement, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and, except as provided below, such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any Facility Mortgagee, as holder of a mortgage or as Landlord under this Agreement, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous prepayment of more than one (1) Accounting Period, (iv) be bound by any covenant of Tenant to undertake or complete any construction work on the Leased Property or any portion thereof,
(v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant to the credit of such subtenant, or
(viii) be required to remove any Person occupying any portion of the Leased Property; and (c), in the event that such subtenant receives a written Notice from Landlord or any Facility Mortgagee stating that an Event of Default has occurred and is continuing, such subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct. All rentals received from such subtenant by Landlord or the Facility Mortgagee, as the case may be, shall be credited against the amounts owing by Tenant under this Agreement and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn. An original counterpart of each such sublease duly executed by Tenant and such subtenant shall be delivered promptly to Landlord and Tenant shall remain liable for the payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder. The provisions of this Section 16.2 shall not be deemed a waiver of the provisions set forth in
Section 16.1(a).

Section 16.3 Permitted Sublease and Assignment.

         Notwithstanding the foregoing, but subject to the provisions of Section
16.4 and any other express conditions or limitations set forth herein, Tenant may, without Landlord's consent, sublease space at the Leased Property so long as such subleases do not demise, in the aggregate, in excess of six hundred
(600) square feet of area.

Section 16.4 Sublease Limitation.

         For so long as Landlord or any Affiliate as to Landlord shall seek to qualify as a real estate investment trust, anything contained in this Agreement to the contrary notwithstanding, Tenant shall not sublet the Leased Property on any basis such that the rental to be paid by any sublessee thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of such sublessee, or (b) any other formula such that any portion of such sublease rental would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

              XVII. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

Section 17.1 Estoppel Certificates.

         At any time and from time to time, upon not less than ten (10) Business Days prior Notice by either party, the party receiving such Notice shall furnish to the other a certificate certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that to its knowledge no Default or an Event of Default by the other party has occurred and is continuing or, if a Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof, and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request. If such additional information reasonably requires more than ten (10) Business Days to provide, the party furnishing such information shall be entitled to such additional period to respond to such request as may be reasonably required under the circumstances. Any such certificate furnished pursuant to this Section 17.1 may be relied upon by the requesting party, its lenders and any prospective purchaser or mortgagee of the Leased Property or the leasehold estate created hereby.

Section 17.2 Financial Statements.

              17.2.1 Books of control and account shall be kept on the accrual basis. Landlord may, at reasonable intervals during Tenant's normal business hours examine, copy (including copying any such records contained in Software other than records relating to current or former residents of the Retirement Community to the extent such records must be kept confidential under Legal Requirements), and audit such records. Within seventy-five (75) Days after the end of each Fiscal Year, Tenant shall submit to Landlord a financial report in reasonable detail summarizing the operations of the Retirement Community for such Fiscal Year and, including a certificate of Landlord's chief accounting officer certifying that such year-end statement is true and correct (the "Annual Financial Report"). The parties shall, within thirty (30) Business Days after the receipt of such statement, make any adjustments, by cash payment, needed because of the final figures set forth in the Annual Financial Report, or send a Notice of disputed items or matters in appropriate detail. Final adjustments, if any, will be made at the time any disputed items or matters are resolved by the parties. If Landlord desires, at its own expense, to audit, examine and/or review, the Annual Financial Report and supporting records and/or certain procedures at the Retirement Community, as may be agreed upon by Landlord and Tenant, with respect to internal financial controls, accounting policies and accounting procedures, or other procedures at the Retirement Community, Landlord shall notify Tenant in writing within sixty (60) Days after receipt of such statement of its intention to audit and/or review such procedures and begin such audit and/or review no sooner than thirty (30) Days and no later than sixty (60) Days after Tenant's receipt of such notice. Landlord shall complete such audit and/or review within ninety (90) Days after commencement thereof. If Landlord does not make such an audit and/or review, then such Annual Financial Report and procedures shall be deemed to be conclusively accepted by Landlord as being correct, and Landlord shall have no right thereafter, except in the event of fraud by Tenant, to question or examine the same. If such review by Landlord determines that the procedures specified above are not in compliance with the terms of this Agreement, Landlord will provide Tenant with written notice of such deficiency and Tenant shall remedy such deficiency. If any audit by Landlord discloses an underpayment of any amounts to Landlord, Tenant shall promptly pay Landlord such amounts found to be due, plus interest thereon (at the Prime Rate plus one percentage point (1%) per annum) from the date such amounts should originally have been paid. If, however, the audit discloses that Landlord has received any amounts not due it, Landlord shall pay Tenant such amounts, plus interest thereon (at the Prime Rate plus one percentage point (1%) per annum) from the date such amounts should originally have been paid.

              17.2.2 Within twenty-two (22) Days after the close of each Accounting Period, Tenant shall deliver to Landlord (i) an interim accounting to Owner ("Interim Report") showing gross revenues, operating expenses, operating profit, and applications and distributions thereof, and (ii) a statement in reasonable detail summarizing any and all contributions to, and expenditures from, the FF&E Reserve.

Section 17.3 Annual Operating Projection.

         At least thirty (30) Days prior to the beginning of each Fiscal Year, Tenant shall submit to Landlord a draft projection (the "Draft Annual Operating Projection") of the estimated financial results of the operation of the Retirement Community during the next Fiscal Year. Such Draft Annual Operating Projection shall be a narrative report including the estimated Total Facility Revenues, Property Expenses and Operating Profits for the forthcoming Fiscal Year for the Facility in comparison to the forecasted gross revenues, operating expenses and operating profit for the current Fiscal Year, taking into account the Retirement Community's market area. Such comparison will, each in a reasonably itemized and detailed as well as summary form, include the estimated percentage changes in such items for the forthcoming Fiscal Year compared to the current Fiscal Year. In addition, the Draft Annual Operating Projection will include, in spreadsheet format, the forecasted gross revenues, operating expenses and operating profit for each Accounting Period of the forthcoming Fiscal Year. Landlord shall have fifteen (15) Days after receipt of the Draft Annual Operating Projection to review and approve such Projection. If Landlord fails to provide any objection within such fifteen (15) Day period, the annual operating projection as submitted by Tenant shall be deemed approved and shall be herein referred as the "Annual Operating Projection." If Landlord disapproves any category in the Draft Annual Operating Projection, Landlord shall provide Tenant, in writing, with the specific reasons for its disapproval, by category, within such fifteen (15) Day period. The parties will attempt to resolve in good faith any objections by Landlord within twenty (20) Days following Tenant's receipt of Landlord's disapproval. Notwithstanding the foregoing, Landlord shall not be entitled to withhold its approval based on its objection to: (i) Tenant's reasonable projections of either gross revenues or the components thereof; (ii) projected costs and expenses that are "system charges" (that is, costs and expenses that are generally uniform throughout Tenant's chain of retirement communities, such as chain-wide marketing programs, employee wages, benefits and other compensation programs); (iii) costs and expenses that are not within the control of Landlord and Tenant, such as Impositions and the costs of utilities; and (iv) increases in projected costs and expenses of operating the Retirement Community, which increases are primarily caused by projected increases in gross revenues. In the event that the parties are unable to resolve all or some of Landlord's objections, such disputed objections shall be resolved by the Expert and the Draft Annual Operating Projection as so resolved shall be herein referred as the "Annual Operating Projection." Pending such Expert determination, Tenant shall operate the Retirement Community with respect to those categories that are in dispute based on the previous Fiscal Year's approved Annual Operating Projection, adjusted in accordance with changes in the GDP Deflator for the previous Fiscal Year and anticipated changes in gross revenues. In preparing the Annual Operating Projection for each Fiscal Year, Tenant's goal will be the maximization of the long-term operating profit of the Retirement Community, in keeping with Legal Requirements, and the general standards of the retirement industry for similar properties.

         Tenant shall use its best efforts to adhere to the Annual Operating Projection. It is understood, however, that the Annual Operating Projection is only a projection by Tenant of estimated results and that various circumstances such as, but not limited to, the costs of labor, material, services and supplies, casualty, operation of law, or economic and market conditions may make achievement of the Annual Operating Projection impracticable or not obtainable.

         Subject to any Facility Mortgagee (other than Marriott International or its Affiliates) entering into such confidentiality agreement with Tenant, as Tenant may reasonably require, Landlord may at any time, and from time to time, provide any Facility Mortgagee with copies of any of the foregoing statements.

                       XVIII. LANDLORD'S RIGHT TO INSPECT

         Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property at reasonable times of the day upon not less than twenty-four (24) hours' Notice to Tenant, provided that any inspection by Landlord or its representatives will not unreasonably interfere with Tenant's use and operation of the Leased Property and further provided that in the event of an emergency, as determined by Landlord in its reasonable discretion, prior Notice shall not be necessary.

                            XIX. FACILITY MORTGAGES

Section 19.1 Landlord May Grant Lien.

         Upon Notice from Landlord to Tenant, Landlord may from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any Encumbrance upon the Leased Property shall be non-recourse to the Tenant. The aggregate principal balance of all Encumbrances upon the Leased Property shall be no greater than seventy-five percent (75%) of the fair market value of the Retirement Community without the prior written consent of Tenant. For the purposes hereof, the fair market value of the Retirement Community shall mean the dollar amount resulting by multiplying the excess of Total Facility Revenues over Property Expenses during the twelve (12) full Accounting Periods immediately preceding the Accounting Period in which the calculation is made by ten (10).

Section 19.2 Subordination of Lease.

         Subject to Section 19.1 and this Section 19.2, upon Notice from Landlord, Tenant shall execute and deliver an agreement, in form and substance reasonably satisfactory to Landlord and Tenant, subordinating this Agreement to any Encumbrance permitted pursuant to Section 19.1; provided, however, that such subordination shall be on the express condition that the terms of this Agreement shall be recognized by the mortgagee or holder of the deed of trust and any purchaser of the Leased Property at any foreclosure sale (a "Successful Purchaser") and that such mortgagee, holder or Successful Purchaser shall honor and be bound by this Agreement and that, notwithstanding any default by Landlord under such Encumbrance or any foreclosure thereof, Tenant's possession of the Leased Property and rights and obligations under this Agreement shall not be affected thereby and this Agreement shall not be terminated other than in accordance with its terms. The foregoing agreements shall be binding on any purchaser of the Leased Property at foreclosure. Any mortgage or deed of trust to which this Agreement is, at the time referred to, subject and subordinate, is herein called "Superior Mortgage" and the holder, trustee or beneficiary of a Superior Mortgage is herein called "Superior Mortgagee". Tenant shall have no obligations under any Superior Mortgage other than those expressly set forth in this Section 19.2. If any Superior Mortgagee or the nominee or designee of any Superior Mortgagee or any Successful Purchaser, shall succeed to the rights of Landlord under this Agreement (any such person, "Successor Landlord"), whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, such Successor Landlord shall recognize Tenant's rights under this Agreement as herein provided and Tenant shall attorn to and recognize the Successor Landlord as Tenant's landlord under this Agreement and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided that such instrument does not alter the terms of this Agreement), whereupon, this Agreement shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Agreement, except that the Successor Landlord (unless formerly the landlord under this Agreement or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior Landlord under this Agreement, (b) responsible for any monies owing by or on deposit with any prior Landlord to the credit of Tenant (except to the extent actually paid or delivered to the Successor Landlord), (c) bound by any modification of this Agreement subsequent to such Superior Mortgage, or by any previous prepayment of Minimum Rent or Additional Rent for more than one
(1) month in advance of the date due hereunder, which was not approved in writing by the Superior Mortgagee thereto, (d) liable to Tenant beyond the Successor Landlord's interest in the Leased Property and the rents, income, receipts, revenues, issues and profits issuing from the Leased Property, or (e) required to remove any Person occupying the Leased Property or any part thereof, except if such person claims by, through or under the Successor Landlord. Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid and Landlord agrees to provide Tenant with an instrument of nondisturbance and attornment from each such Superior Mortgagee in form and substance reasonably satisfactory to Tenant. Notwithstanding the foregoing, Landlord, any Successor Landlord and/or Superior Mortgagee shall be liable to pay to Tenant any portions of insurance proceeds or Awards received by the Landlord, Successor Landlord and/or Superior Mortgagee, respectively, and required to be paid to Tenant or otherwise applied to the cost of repair, restoration or rebuilding of the Leased Property pursuant to the terms of this Agreement, and, as a condition to any mortgage, lien or lease in respect of the Leased Property, and the subordination of this Agreement thereto, the mortgagee, lienholder or lessor, as applicable, shall expressly agree, for the benefit of Tenant, to make such payments, which agreement shall be embodied in an instrument in form reasonably satisfactory to Tenant.

Section 19.3 Notices.

         Subsequent to the receipt by Tenant of Notice from Landlord as to the identity of any Facility Mortgagee (which Notice shall be accompanied by a copy of the applicable Encumbrance and the address of such Facility Mortgagee), no Notice from Tenant to Landlord as to any default by Landlord under this Agreement shall be effective unless and until a copy of the same is given to such Facility Mortgagee at the address set forth in the above described Notice, and the curing of any of Landlord's defaults by such Facility Mortgagee shall be treated as performance by Landlord.

                       XX. ADDITIONAL COVENANTS OF TENANT

Section 20.1 Conduct of Business.

         Tenant shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its existence and its rights and licenses necessary to conduct business and operate the Facility.

Section 20.2 Certain Debt Prohibited.

         Tenant shall not incur any Indebtedness with respect to the Leased Property except the following:

         (a) Indebtedness of Tenant to Landlord under this Agreement;

         (b) Indebtedness of Tenant in respect of loans, the proceeds of which are used to pay amounts owed under this Agreement and which are by their terms expressly subordinate to the payment and performance of Tenant's obligations under this Agreement;

         (c) Indebtedness of Tenant for Impositions, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Article VIII;

         (d) Indebtedness of Tenant in respect of judgments or awards (i) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or
(ii) which are fully covered by insurance payable to Tenant, or (iii) which are for an amount not in excess of $750,000 in the aggregate at any one time outstanding and (x) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder or (y) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of Article VIII, and in respect of which execution thereof shall have been stayed pending such appeal or review;

         (e) Unsecured borrowings of Tenant from its Affiliates which are by their terms expressly subordinate to the payment and performance of Tenant's obligations under this Agreement; or

         (f) Indebtedness for purchase money financing and other indebtedness incurred in the ordinary course of Tenant's business, including the leasing of personal property. Section 20.3 Expert Decisions.

         Where this Agreement calls for a matter to be referred to arbitration or an Expert for determination, the following provisions shall apply:

         A. Unless specifically stated to the contrary, the use of the Expert shall be the exclusive remedy of the parties and neither party shall attempt to adjudicate any dispute in any other forum. The decision of the Expert shall be final and binding on the parties and shall not be capable of challenge, whether by arbitration, in court or otherwise;

         B. Each party shall be entitled to make written submissions to the Expert, and if a party makes any submission it shall also provide a copy to the other party and the other party shall have the right to comment on such submission. The parties shall make available to the Expert all books and records relating to the issue in dispute and shall render to the Expert any assistance requested of the parties. The costs of the Expert and the proceedings shall be treated as Property Expense(s);

         C. The Expert shall make its decision with respect to the matter referred for determination by applying the standards applicable to first-class continuing care retirement communities and determining whether the matter at issue is necessary to satisfy such standards; and

         D. The terms of engagement of the Expert shall include an obligation on the part of the Expert to: (i) notify the parties in writing of his decision within forty-five (45) Days from the date on which the Expert has been selected (or such other period as the parties may agree or as set forth herein); and (ii) establish a timetable for the making of submissions and replies.

Section 20.4 Distributions, Payments to Affiliates, Etc.

         Tenant shall not declare, order, pay or make, directly or indirectly, any Distributions of funds from Total Facility Revenues if, at the time of such proposed action, or immediately after giving effect thereto, any Event of Default with respect to the payment of Rent shall have occurred and be continuing; provided, however, that Tenant may resume making such Distributions if (i) Landlord shall not commence, within ninety (90) days after Notice by Landlord to Tenant of the occurrence of any such Event of Default, to enforce its rights and remedies arising on account of such Event of Default with respect to the payment of Rent, and diligently pursue enforcement of such rights and remedies thereafter, and (ii) no other Event of Default (i.e., an Event of Default arising from a cause other than the non-payment of Rent) has occurred as to which Landlord has commenced enforcing and is continuously and diligently pursuing the enforcement of its rights and remedies arising on account of any such Event of Default.

                               XXI. MISCELLANEOUS

Section 21.1 Limitation on Payment of Rent.

         All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Agreement exceed the maximum permissible under Applicable Laws, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by Applicable Laws, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, ipso facto, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such excessive amount. This provision shall control every other provision of this Agreement and any other agreements between Landlord and Tenant.

Section 21.2 No Waiver.

         No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

Section 21.3 Remedies Cumulative.

         To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant, now or hereafter provided either in this Agreement or by Applicable Laws or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant (as applicable) of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.

Section 21.4 Severability.

         Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

Section 21.5 Acceptance of Surrender.

         No surrender to Landlord of this Agreement or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

Section 21.6 No Merger of Title.

         It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly this Agreement or the leasehold estate created hereby and the fee estate or ground landlord's interest in the Leased Property.

Section 21.7 Conveyance by Landlord.

         If Landlord or any successor owner of all or any portion of the Leased Property shall convey all or any portion of the Leased Property in accordance with the terms of this Agreement (specifically including Article XV) other than as security for a debt, and the grantee or transferee of such of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Agreement with respect to such of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

Section 21.8 Quiet Enjoyment.

         Landlord covenants that, so long as Tenant is not in Default under this Agreement, Tenant shall quietly hold, occupy, enjoy and manage the Retirement
Community throughout the Term hereof free from hindrance, ejection or molestation by Landlord or any other party claiming under, through or by right of Landlord. Landlord agrees to pay and discharge any payments and charges and, at its expense, to prosecute all appropriate actions, judicial or otherwise, necessary to assure such free and quiet occupation. Additionally, Landlord covenants that the Title Encumbrances shall not materially and adversely affect the Tenant's use and occupancy of the Retirement Community under the terms of this Agreement.

Section 21.9 Memorandum of Lease.

         Tenant shall not record this Agreement without obtaining the prior written consent of Landlord. Tenant or Landlord shall promptly, upon the request of the other party, enter into a short form memorandum of this Agreement, in form suitable for recording under the laws of the State in which reference is made to this Agreement and to such provisions herein that Landlord reasonably deems acceptable to include in such memorandum. All costs and expenses of recording such memorandum shall be payable by the party that records such memorandum.

Section 21.10 Notices.

              (a) Notices, statements and other communications to be given under the terms of this Agreement shall be in writing and delivered by hand against receipt or sent by certified or registered mail or Express Mail service, postage prepaid, return receipt requested or by nationally utilized overnight delivery service, addressed to the parties as follows:

              (b) All such Notices shall be addressed as follows,

         if to Landlord to:

                  CNL Retirement MA3 Virginia, LP
                  c/o CNL Retirement Corp.
                  CNL Center at City Commons
                  450 South Orange Avenue
                  Orlando, FL  32801-3336
                  Attn: Chief Operating Officer
                  Phone:  (407) 835-3201
                  Fax :  (407) 835-3232

         with a copy to:

                  Lowndes Drosdick Doster Kantor and Reed, P.A.
                  215 North Eola Drive
                  P.O. Box 2809
                  Orlando, FL  32802-2809
                  Attn:  Thomas E. Francis, Esq.
                  Phone:  (407) 843-4600
                  Fax:  (407) 843-4444

         If to Tenant:
                  Sunrise Senior Living Services, Inc.
                  7902 Westpark Drive
                  McLean, Virginia  22102
                  Attn:  Tiffany Tomasso
                  Phone: (703) 744-1607
                  Fax:  (703) 744-1628

         with copy to:

                  Sunrise Senior Living Services, Inc.
                  7902 Westpark Drive
                  McLean, Virginia  22102
                  Attn:  John Gaul, General Counsel
                  Phone: (703) 744-1710
                  Fax:  (703) 744-1628

         with copy to:

                  Hogan & Hartson, L.L.P.
                  8300 Greensboro Drive, Suite 1100
                  McLean, Virginia  22102
                  Attn: Lee Berner, Esq.
                  Phone:  (703) 610-6137
                  Fax: (703) 610-6200

         or at such other address as is from time to time designated by the party receiving the Notice. Any such Notice that is mailed in accordance herewith shall be deemed received when delivery is received or refused, as the case may be.

Section 21.11 Construction; Non-recourse.

         Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Agreement with respect to the Leased Property shall survive such termination or expiration. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by all the parties thereto. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Each term or provision of this Agreement to be performed by Tenant shall be construed as an independent covenant and condition. Time is of the essence with respect to the exercise of any rights of Tenant or Landlord under this Agreement. Except as otherwise set forth in this Agreement, any obligations arising prior to the expiration or sooner termination of this Agreement of Tenant (including without limitation, any monetary, repair and indemnification obligations) and Landlord shall survive the expiration or sooner termination of this Agreement; provided, however, that each party shall be required to give the other Notice of any such surviving and unsatisfied obligations within one year after the expiration or sooner termination of this Agreement. Nothing contained in this Agreement shall be construed to create or impose any liabilities or obligations and no such liabilities or obligations shall be imposed on any of the shareholders, beneficial owners, direct or indirect, officers, directors, trustees, employees or agents of Landlord or Tenant for the payment or performance of the obligations or liabilities of Landlord or Tenant hereunder. Further, in the event Landlord shall be in default under this Agreement, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment against the right, title and interest of Landlord in the Leased Property and the Collective Leased Properties or proceeds from the sale of the Leased Property and/or the Collective Leased Properties.

Section 21.12 Counterparts; Headings.

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

Section 21.13 Applicable Law, Etc.

         This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State applicable to contracts between residents of the State which are to be performed entirely within the State, regardless of
(i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or
(iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State; or (vii) any combination of the foregoing.

         To the maximum extent permitted by Applicable Laws, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the State as is provided by Applicable Laws; and the parties consent to the jurisdiction of said court or courts located in the State and to service of process by registered mail, return receipt requested, or by any other manner provided by Applicable Laws.

Section 21.14 Right to Make Agreement.

         Each party warrants, with respect to itself, that neither the execution of this Agreement, nor the consummation of any transaction contemplated hereby, shall violate any provision of any Applicable Laws, or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; nor result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; nor require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

Section 21.15     Disclosure of Information.

              (a) Any Proprietary Information obtained by Landlord with respect to Tenant pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be used, subject to confidentiality safeguards mutually acceptable to Landlord and Tenant, in any litigation between the parties and except further that, subject to the terms of
Section 22.16, Landlord may disclose such information to its prospective lenders, provided that Landlord shall direct and obtain the agreement of such lenders to maintain such information as confidential.

              (b) The parties hereto agree that the matters set forth in this Agreement and any revenue, expense, net profit, fee rates and occupancy information provided by Tenant or any of the Affiliates of Tenant are strictly confidential and each party will make every effort to ensure that the information is not disclosed to any Person that is not an Affiliate as to any party (including the press), without the prior written consent of the other party, except as may be required by Applicable Laws and as may be reasonably necessary to obtain licenses, permits and other public approvals necessary for the refurbishment or operation of the Retirement Community, or, subject to the restrictions of Section 22.15(c) relative to the contents of any Prospectus, in connection with a Landlord financing, a sale of the Retirement Community, or a sale of a controlling interest in Landlord.

              (c) No reference to Tenant, or any of Tenant's Affiliates will be made in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (collectively, the "Prospectus"), issued by Landlord or any of its Affiliates, which is designed to interest potential investors in the Retirement Community, unless Tenant has previously received a copy of all such references and has approved in writing the use of such references. No Prospectus shall include fee rate and occupancy data or revenue, expense or net profit information pertaining to the Retirement Community. Regardless of whether Tenant so receives a copy of the Prospectus or has approved any references to Tenant or any of Tenant's Affiliates in the Prospectus, neither Tenant nor Tenant's Affiliates will be deemed a sponsor of the offering described in the Prospectus, nor will they have any responsibility for the Prospectus, and the Prospectus will so state. Unless Tenant agrees in advance, the Prospectus will not include any trademark, symbols, logos or designs of Tenant, or any of Tenant's Affiliates. Landlord shall indemnify, defend and hold Tenant and Tenant's Affiliates harmless from and against all loss, costs, liability and damage (including reasonable attorneys' fees and expenses, and all costs of litigation) arising out of any Prospectus or the offering described therein; and this obligation of Landlord shall survive the termination of this Agreement.

              (d) The  obligations  of Tenant  and  Landlord  contained  in this
Section 22.15 shall survive the expiration or earlier termination of this Agreement.

Section 21.16 Competing Facilities.

         Neither this Agreement nor anything implied by the relationship between Landlord and Tenant shall prohibit Tenant, from constructing, operating, promoting, and/or authorizing others to construct, operate, or promote one or more assisted living facilities, continuing care retirement communities, or any other business operations of any type, at any location, including a location proximate to the Land. Landlord acknowledges, accepts and agrees further that Tenant and Tenant's Affiliates retain the right, from time to time, to construct or operate, or both, or promote or acquire, or authorize or otherwise license others to construct or operate, or both, or promote or acquire any assisted living facilities or other business operations of any type whatsoever, including, but not by way of limitation, those listed above, at any location including one or more sites which may be adjacent, adjoining or proximate to the Land, which business operations may be in direct competition with the Leased Improvements and that any such exercise may adversely affect the operation of the Leased Improvements.

Section 21.17 Facility Manager.

         Tenant is expressly permitted to hire a third party to manage the Facility on Tenant's behalf, provided that any such third party which is not an Affiliate of Tenant shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The hiring of such a third party or Affiliate shall in no way limit, reduce or diminish Tenant's responsibilities under this Lease, nor shall such an action create any relationship, contractual or otherwise, between Landlord and such third party or Affiliate.

                      [SIGNATURES BEGIN ON THE NEXT PAGE.]

         IN WITNESS WHEREOF, the parties have executed this Lease Agreement as a sealed instrument as of the date above first written.


                            LANDLORD:

                            CNL RETIREMENT MA3 VIRGINIA, LP, a Delaware limited partnership

                            By:     CNL Retirement MA3 GP Holding, LLC,
                                    a Delaware limited liability company,
                                    Its sole general partner

                                       By:/s/ Bradley B. Rush
                                          -----------------------------------
                                          Bradley B. Rush
                                          Senior Vice President

                            TENANT:

                            MARRIOTT CONTINUING CARE, LLC,
                            a Delaware limited liability company

                            By: Marriott Senior Living Services, Inc., a Delaware corporation, its sole member and manager

                                     By:   /s/ Thomas Newell
                                          --------------------------------------
                                     Name:  Thomas Newell
                                           -------------------------------------
                                     Title: President
                                           -------------------------------------

                                   EXHIBIT "A"


Lease Agreement by and between CNL Retirement MA3 Pennsylvania, LP, a Delaware limited partnership and Marriott Continuing Care, LLC, a Delaware limited liability company dated March 28, 2003 with respect to the The Quadrangle Continuing Care Retirement Community, 3300 Darby Road, Haverford, Pennsylvania 19041-1095

                                   EXHIBIT "B"

                                    The Land

Beginning at a point in the easterly right-of-way line of Telegraph Road, Route #611.

         thence departing said right-of-way line of Telegraph Road, Route #611 and running with the southerly line of a parcel of land in the name of Spears (Deed Book 4638, Page 662) N 87o 39' 00" E, 622.00 feet to a point, thence with the easterly line of said Spears parcel and continuing with the easterly line of a parcel of land in the name of Black (Deed Book 3001, Page
485) N 04 09' 00" W, 631.93 feet to a point in the southerly line of a parcel of land in the name of Rose (Deed Book 6025, Page 1390),

         thence with said line of Rose and continuing with the other parcel in the name of Rose (Deed Book 2206, Page 120) N 64o 18' 00" E, 856.39 feet to a point, said point being a corner common to the United States of America (Fort Belvoir Military Reservation),

         thence with the westerly line of United States of America (Fort Belvoir Military Reservation) S 52o 18' 57" E. 984.50 feet to a point,

         thence departing said line of United States of America (Fort Belvoir Military Reservation) and running through the land of Cook Inlet Region, Inc. the following courses and distances: S 00o 42' 22" E, 324.02' to a point, thence S 44o 17' 38" W, 431.73 feet to a point,

         thence S 89o 17' 38" W. 195.83 feet to a point,

         thence S 00o 42' 22" E. 100.00 feet to a point,

         thence S 89o 17' 38" W. 75.00 feet to a point,

         thence N 00o 42' 22" W. 16.00 feet to a point,

         thence S 89o 17' 38" W. 310.00 feet to a point,

         thence N 45o 42' 22" W. 91.92 feet to a point,

         thence S 89o 17' 38" W. 38.80 feet to a point,

         thence S 00o 42' 22" E. 115.00 feet to a point,

         thence S 89o 17' 38" W. 394.15 feet to a point,

         thence S 18o 56' 02" E, 148.21 feet to a point,

         thence S 84o 39' 00" W, 117.90 feet to a point,

         thence with the arc of a curve to the right, having a radius of 200.00 feet, a chord bearing and chord of N 64o 21' 00" W, 206.02 feet, respectively, an arc distance of 216.42 feet to a point,

         thence N 33o 21' 00" W. 280.00 feet to a point,

         thence with the arc of a curve to the left having a radius of 200.00 feet, a chord bearing and chord of N 62o 51' 00" W, 196.97 feet, respectively, an arc distance of 205.95 feet to a point; and

         thence S 87o 39' 00" W, 175.00 feet to a point in the aforesaid easterly line of Telegraph Road, Route #611, (variable width);

         thence with said line of Telegraph Road, Route #611, (variable width) N 04o 01' 42" E, 100.62 feet to the point of beginning; containing 40.34232 acres of land.


LESS AND EXCEPT

(a) Area "A" containing 2,700 square feet, more or less and Area "B" containing 9,157 square feet, more or less dedicated to public street purposes in Deed Book 7073 at page 397, in the land records of Fairfax County, Virginia.

(b) 2,181 square feet, more or less conveyed to the Commonwealth of Virginia in Deed Book 10816 at page 1319 in the land records of Fairfax County, Virginia.

TOGETHER WITH AND SUBJECT TO AN EASEMENT FOR INGRESS AND EGRESS 80 FEET IN WIDTH AS SET FORTH IN THE SPECIAL WARRANTY DEED, ACCESS EASEMENT AND MAINTENANCE AGREEMENT, DATED FEBRUARY 13, 1987, AND RECORDED IN DEED BOOK 6659 AT PAGE 645, AMONG THE LAND RECORDS OF FAIRFAX COUNTY, VIRGINIA.

                                   EXHIBIT "C"

                                PROPERTY EXPENSES

         "Property Expenses" shall mean any or all, as the context requires, of the following:

         1. All costs of operating the Retirement Community, including, without limitation, the Base Tenant Fee, all salaries, wages, fringe benefits, payroll taxes and other costs related to the Retirement Community's employees, Employee Claims, all departmental expenses, administrative and general expenses, computer services/support, the cost of advertising, marketing and business promotion for the Retirement Community, heat, light, power, electricity, gas, telephone, cable and other utilities, and routine repairs, maintenance and minor alterations treated as Property Expenses under Section 5.1.1 of this Agreement;

         2. The cost of Inventories and FAS consumed in the operation of the Retirement Community;

         3. A reasonable reserve for uncollectible accounts receivable;

         4. All reasonable costs and fees of audit, legal, technical and other independent professionals or other third parties who are retained by Tenant to perform services required or permitted hereunder; provided Tenant will notify Landlord at least thirty (30) days in advance of any proposed expenditure under this paragraph 4 which is in excess of Twenty-Five Thousand Dollars ($25,000.00) in any Fiscal Year (to be adjusted by the GDP Deflator) and which was not specifically identified in the Annual Operating Projection; and Tenant shall consider in good faith any comments which Landlord may have with respect to such proposed expenditure; and provided, further, that if such expenditure involves immediately-needed repair work to the Retirement Community or if immediate action is otherwise required, the above-described requirement regarding thirty
(30) days prior Notice shall be modified to require whatever notice period is reasonable under the circumstances;

         5. The reasonable cost and expense of technical consultants and operational experts who are employees of Tenant or an Affiliate of Tenant, and who perform specialized services in connection with Retirement Community work; provided, however, that the costs and expenses so incurred shall only be Property Expenses to the extent such costs and expenses are reasonable and competitively priced, as compared to similar work done by outside consultants or experts; and provided, further, that Tenant will notify Landlord at least thirty
(30) days in advance of any proposed expenditure under this paragraph 5 which is in excess of Twenty-Five Thousand Dollars ($25,000.00) in any Fiscal Year (to be adjusted by GDP Deflator) and which is not specifically identified in the Annual Operating Projection, and Tenant shall consider in good faith any comments which Landlord may have with respect to such proposed expenditure; and provided, further, that if such expenditure involves immediately-needed repair work to the Retirement Community or if immediate action is otherwise required, the above-described requirement regarding thirty (30) days prior Notice shall be modified to require whatever notice period is reasonable under the circumstances;

         6. Costs and expenses for preparation of Medicare and Medicaid cost reports and billing submissions, if applicable;

         7. Insurance costs and expenses as provided in Article IX;

         8. All Additional Charges;

         9. [Intentionally Omitted]

         10. Such other non-capital costs and expenses incurred by Tenant as are reasonably necessary for the proper and efficient operation of the Retirement Community; all as determined in accordance with GAAP;

         11. Lease payments for any equipment leases entered into in the ordinary course of operating the Retirement Community; provided, however, that Tenant shall obtain Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, of any equipment lease in which the rent and other amounts payable under such equipment lease is greater than Twenty-Five Thousand Dollars ($25,000.00) in the aggregate over any Fiscal Year or with a term in excess of one (1) year unless such equipment lease is set forth in the Annual Operating Projection; and

         12. All other amounts treated as Property Expenses under the provisions of this Lease.

         It is understood  that the term "Property  Expenses" shall not include:
(i) debt service payments pursuant to any Encumbrance or any other loans or borrowings of Landlord; nor (ii) rental payments pursuant to any ground lease, nor (iii) any other payments which are designated as Landlord's responsibility under any of the provisions of this Agreement, all of which shall be paid by Landlord from its own funds, and not from Total Facility Revenues nor from the Reserve. Unless otherwise specifically set forth in this Agreement, all the costs and expenses of the Retirement Community shall be Property Expenses.

                                   EXHIBIT "D"

                           EXISTING TITLE ENCUMBRANCES

         1. Taxes for 2003 and subsequent years, which taxes are not yet due and payable, and any and all supplemental taxes.

         2. Rights of occupants of the continuing care retirement community operated on the Leased Property as month-to-month occupants only.

         3. Noise Easement granted to United States of America as recorded in Deed Book 6955 at page 815.

         4. Easement granted to Fairfax County Board of Supervisors as recorded in Deed Book 6982 at page 951 and in Deed Book 6982 at page 985 and in Deed Book 7171 at page 175 and in Deed Book 6982 at page 1010.

         5. Easement granted to Virginia Electric and Power Company as recorded in Deed Book 7099 at page 1282 and in Deed Book 7142 at page 1420.

         6. Storm Drainage Pipeline and Dam Easement as recorded in Deed Book 6990 at page 1646, as assigned in Deed Book 6990 at page 1643.

         7. Pedestrian Access Easement as recorded in Deed Book 11433 at page 1415.

         8. Easement granted to Washington Gas Light Company as recorded in Deed Book 12974 at page 1322.

         9. Subject to the terms, conditions and provisions contained within the Quit Claim Deed as recorded in Deed Book 6382 at page 1930.

         10. Subject to the terms, conditions and provisions contained within the Special Warranty Deed, Access Easement and Maintenance Agreement as recorded in Deed Book 6659 at page 645, as amended by Amendment to Special Warranty Deed, Access Easement and Maintenance Agreement as recorded in Deed Book 11433 at page 1374.

         11. Subject to the terms, conditions and provisions contained within the Restrictive Covenant Agreement (Lake/Storm Water Management Area) as recorded in Deed Book 6659 at page 677, as amended by Amendment to Restrictive Covenant Agreement (Lake/Storm Water Management Area) as recorded in Deed Book 11433 at page 1382.

         12. Subject to the terms, conditions and provisions contained within the Reciprocal Development Covenant and Agreement as recorded in Deed Book 6659 at page 722, as amended by Amendment to Reciprocal Development Covenant and Agreement as recorded in Deed Book 11433 at page 1396.

         13. Subject to the terms, conditions and provisions contained within the Deed as recorded in Deed Book 6795 at page 1790.

         14. All matters shown on a Survey prepared by Landmark-Fleet Surveyors, P.C. for The Matthews Company, Inc., dated November 25, 2002, last revised December 16, 2002, as Job No. 23826.